UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Brookdale Senior Living Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2022

Notice of Annual Meeting

of Stockholders & Proxy Statement

May 2, 2022

Dear Fellow Stockholders:

On behalf of the Board of Directors, I am pleased to invite all of our stockholders to the 2022 Annual Meeting of Stockholders of Brookdale Senior Living Inc. (the “2022 Annual Meeting” or the “Annual Meeting”). The meeting will be held on Tuesday, June 21, 2022 at 10:00 a.m. Central time at our principal executive offices located at 111 Westwood Place, Brentwood, Tennessee. A notice of the 2022 Annual Meeting and a proxy statement containing information about the matters to be acted upon are included with this letter.

Brookdale seized the opportunity to begin a strong recovery from the COVID-19 pandemic, beginning early in 2021. Despite multiple new COVID-19 variants emerging during the year, Brookdale ended 2021 with ten months of sequential occupancy growth while maintaining rate discipline and continuing to prioritize the health and wellbeing of residents and associates. For the first time during the pandemic, Brookdale reported quarterly year-over-year occupancy growth, in the fourth quarter 2021. Management also successfully closed Brookdale’s sale of 80% of its equity in its Health Care Services segment for net cash proceeds of $312.6 million and completed several refinancing transactions, strengthening Brookdale’s liquidity position at a critical time in the recovery process. The Board is committed to ensuring Brookdale emerges from the pandemic a stronger organization, and we are optimistic that Brookdale will be well positioned to serve and care for more seniors as demographic tailwinds occur.

Whether or not you expect to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Please promptly vote your shares by submitting your proxy by telephone or Internet or by completing, signing, dating, and returning your proxy card or voting instruction form.

We thank you for your continued investment in Brookdale.

Very truly yours,

Guy P. Sansone

Chairman of the Board of Directors

Brookdale Senior Living Inc.

Notice of 2022 Annual Meeting of Stockholders

May 2, 2022

The 2022 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting” or the “2022 Annual Meeting”) of Brookdale Senior Living Inc. (“Brookdale” or the “Company”) will be held on Tuesday, June 21, 2022 at 10:00 a.m. Central time at the Company’s principal executive offices located at 111 Westwood Place, Brentwood, Tennessee for the purpose of voting on the following proposals:

1.

To elect nine directors nominated by the Company’s Board of Directors (the “Board of Directors” or the “Board”), each to serve for a one-year term expiring at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”);

2.	To approve, on an advisory basis, the Company’s named executive officer compensation;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The close of business on April 27, 2022 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. We are making this Notice of 2022 Annual Meeting and proxy statement first available on or about May 2, 2022.

Your vote is important. Unless you attend the Annual Meeting and vote in person, please vote as soon as possible by one of the methods shown below. Be sure to have your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials in hand and follow the below instructions:

By Phone - You can vote your shares by calling (844) 326-5741 toll free through 11:59 p.m. Eastern time on June 20, 2022

By Internet - You can vote your shares online at www.proxypush.com/BKD through 11:59 p.m. Eastern time on June 20, 2022

By Mail - You can complete, sign, date, and return your proxy card or voting instruction form in the postage-paid envelope provided

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 21, 2022: This proxy statement and our 2021 Annual Report to Stockholders (the “2021 Annual Report”) are available at www.proxydocs.com/BKD.

By Order of the Board of Directors

Chad C. White

Executive Vice President, General Counsel and Secretary

Brookdale Senior Living Inc.

2022 Proxy Statement

2022 PROXY STATEMENT	i

Proxy Statement Summary

Information about the Annual Meeting

Whether or not you expect to attend the Annual Meeting, we strongly encourage you to vote as soon as possible to ensure your shares are represented and voted at the meeting. See page 4 for more details about attending the Annual Meeting.

Date and Time	Location	Record Date
Tuesday, June 21, 2022 10:00 a.m. Central Time	Brookdale Senior Living Inc. 111 Westwood Place Brentwood, Tennessee	April 27, 2022

2022 Proposals

The Board recommends that you vote as follows. If you properly submit your proxy and do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Board.

Proposals	Unanimous Recommendation of the Board	Page Reference (for more detail)
1. Election of nine directors nominated by the Board, each for a one-year term expiring at the 2023 Annual Meeting	✔ FOR each nominee	5
2. Advisory approval of our named executive officer compensation	✔ FOR	58
3. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2022	✔ FOR	59

How to Vote

You can submit your proxy vote by any of the following methods:

You can vote your shares online at www.proxypush.com/BKD through 11:59 p.m. Eastern time on June 20, 2022	You can vote your shares by calling (844) 326-5741 toll free through 11:59 p.m. Eastern time on June 20, 2022	You can complete, sign, date, and return your proxy card or voting instruction form in the postage-paid envelope provided	You can vote your shares by attending the 2022 Annual Meeting and voting in person

ii

Proxy Statement Summary

Director Nominees and Board Composition

The Board has unanimously nominated each of the nine current directors for election at the 2022 Annual Meeting for a one-year term expiring at the 2023 Annual Meeting. The Board seeks composition of its members that reflects an appropriate balance of knowledge, experience, skills, expertise, and diversity in order to support our business strategy. The following tables reflect the experience and core competencies, and the diversity, of the Board.

Experience and Core Competencies	Asher	Baier	Bromley	Bumstead	Freed	Johnson- Mills	Sansone	Warren	Wielansky

Current or Former CEO		✔	✔	✔		✔	✔		✔

Current or Former CFO		✔	✔				✔	✔

Senior Housing Operations		✔					✔

Healthcare (Operations & Strategy)	✔	✔				✔	✔	✔

Healthcare (Clinical)	✔

Hospitality		✔			✔

Sales & Marketing					✔

Real Estate		✔	✔				✔		✔

Finance		✔	✔	✔			✔	✔	✔

Mergers & Acquisitions		✔	✔	✔			✔	✔	✔

Risk Management	✔	✔	✔	✔		✔		✔

Other Public Board Service		✔	✔	✔	✔	✔	✔	✔	✔

Board Demographic Matrix			Commitment to Board Diversity

Total Number of Directors	9		The Board is committed to ensuring it includes diverse representation, demonstrated by its membership, which includes 44% women, 11% racial minority, and 22% U.S. veteran representation. Brookdale has signed on to The Board Challenge and committed to help foster continued efforts to improve the representation of Black directors on public boards. In addition, Ms. Baier serves on the NYSE Board Advisory Council, which identifies and connects diverse board candidates to NYSE-listed companies seeking new directors.
Independent Directors	8 (89%)
Average Tenure	5 years
Average Age	65
	Female	Male
Gender Identity	4 (44%)	5 (56%)
African American or Black	1 (11%)	–
White	3 (33%)	5 (56%)
U.S. Veteran	–	2 (22%)

2022 PROXY STATEMENT	iii

Commitment to Governance Practices

Commitment to Governance Practices

Independent Non-Executive Chairman of the Board with robust authority, including to approve Board agendas and call and preside over meetings of the independent directors

Declassified Board such that all directors stand for election for annual terms

Bylaws contain majority voting standard for uncontested director elections

Bylaws contain proxy access procedures

Corporate Governance Guidelines limit service on other public company boards (no more than three for independent directors and no more than one for the CEO)

Annual evaluations of the Board and its committees

Meaningful director stock ownership guidelines (5x annual retainer)

Insider trading policy prohibits directors and executive officers from pledging or hedging Brookdale stock

No stockholder rights plan (poison pill) or similar plan

New director orientation and continuing education programs overseen by Nominating and Corporate Governance Committee

iv

General Information about the Annual Meeting

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Brookdale Senior Living Inc. (“Brookdale” or the “Company”) to be voted at the 2022 Annual Meeting of Stockholders to be held on Tuesday, June 21, 2022, and at any adjournment or postponement of the meeting (the “Annual Meeting” or the “2022 Annual Meeting”).

Distribution of Proxy Materials

On or about May 2, 2022, we expect to start mailing to holders of our common stock (other than those who previously requested electronic or paper delivery of proxy materials) a Notice of Internet Availability of Proxy Materials (“Notice”), which explains how to access the proxy materials online and to make the materials available on www.proxydocs.com/BKD. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice tells you how to access and review the proxy materials online. The Notice also tells you how to submit your proxy via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, follow the instructions in the Notice explaining how to request printed materials on a one-time or ongoing basis. Our proxy materials include the notice of the Annual Meeting, this proxy statement, and our 2021 Annual Report. Copies of these documents also are available on our website at www.brookdale.com/proxy. Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into, and does not form a part of, this proxy statement.

Stockholders Entitled to Vote

Only stockholders of record at the close of business on April 27, 2022, the record date for the Annual Meeting, are entitled to receive notice of, attend, and vote at the Annual Meeting. As of the record date, there were outstanding and entitled to vote 186,752,412 shares of our common stock, excluding restricted shares and restricted stock units (“RSUs”) for which the holders have no voting rights. Each share of our common stock entitles the holder to one vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices for the ten days before the Annual Meeting between 9:00 a.m. and 5:00 p.m. Central time and at the Annual Meeting for any purpose germane to the meeting.

Voting Choices and Recommendations of the Board

With respect to Proposal 1 (Election of Directors) you will have the choice to vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each nominee. With respect to all other proposals you will have the choice to vote “FOR,” “AGAINST” or “ABSTAIN.” The Board recommends a vote:

1.	“FOR” the election of each of the nine directors nominated by the Board, each for a one-year term expiring at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”);

2.	“FOR” advisory approval of our named executive officer compensation; and

3.	“FOR” ratification of the appointment of Ernst & Young LLP (“EY”) as independent registered public accounting firm for 2022.

2022 PROXY STATEMENT	1

General Information about the Annual Meeting

Stockholders of Record and Beneficial Holders

If your shares of common stock are owned directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a registered holder of those shares. If you are the beneficial owner of shares of common stock held by a broker or other custodian, you hold those shares in “street name” and are not a registered stockholder. If you hold your shares in “street name,” your broker or other custodian will vote your shares as you direct. However, if you do not give specific voting instructions to your broker, generally your broker will have discretion to vote your shares on routine matters but will not have discretion to vote your shares on non-routine matters. When the broker exercises its discretion to vote on routine matters in the absence of voting instructions from you, a broker non-vote occurs with respect to the non-routine matters since the broker will not have discretion to vote on such non-routine matters. The election of directors (Proposal 1) and the advisory approval of our named executive officer compensation (Proposal 2) will be considered non-routine matters. The ratification of the appointment of EY (Proposal 3) will be considered a routine matter. Therefore, if you hold your shares in “street name” and do not submit voting instructions to your broker or other custodian, they will only be authorized to vote your shares on Proposal 3.

Quorum Requirement

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding on the record date will constitute a quorum for the transaction of business. We will count abstentions and broker non-votes for the purpose of determining the presence of a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

Voting Instructions and Information

 Voting Instructions

You may vote by proxy or in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented and voted at the Annual Meeting. If you hold your shares as a record holder, you may vote your shares by proxy via the phone or the Internet by following the instructions provided on your Notice or proxy card or, if you received a printed set of proxy materials by mail, by completing, signing, dating, and returning your proxy card in the postage-paid envelope provided. If you hold your shares through your broker or other custodian, please follow the instructions you received from the holder of record to vote your shares.

2

Voting Instructions and Information

 Revoking or Changing Your Vote

Stockholders of record may revoke their proxy or change their vote at any time prior to exercise of the proxy at the Annual Meeting by:

•	Delivering a written notice of revocation to our Secretary at 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027;

•	Submitting another properly completed proxy card with a later date;

•	Submitting another timely proxy via the phone or the Internet through 11:59 p.m. Eastern time on June 20, 2022; or

•	Attending the Annual Meeting and voting in person.

Stockholders holding shares beneficially in street name should contact their broker or other custodian for instructions on how to revoke or change their voting instructions. For all methods of voting, the last vote properly cast will supersede all previous votes. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the Annual Meeting.

 Voting of Proxies

If you properly submit your signed proxy card or voting instruction form, or complete your proxy by telephone or the Internet, your shares will be voted as you direct or will be voted as specified in the above Board recommendations if you do not direct a particular vote. With respect to director elections, should any nominee be unable to serve, the persons designated as proxies reserve full discretion to vote for another person. The Board currently has no reason to believe that any nominee will be unable to serve if elected.

The Board does not intend to bring any other business before the Annual Meeting, and it does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the meeting, proxies will be voted in accordance with the judgment of the persons designated as proxies.

Vote Required to Approve Proposals

The following table summarizes the votes required for passage of each proposal and the effect of abstentions and broker non-votes.

Proposal	Vote required for approval	Effect of Abstentions	Effect of Broker Non- Votes

1. Election of directors	Majority of votes cast with respect to each director	No effect	No effect

2. Advisory vote to approve named executive officer compensation (say-on-pay)	Majority of shares present and entitled to vote on the matter	Against	No effect

3. Ratification of appointment of independent registered public accounting firm for 2022	Majority of shares present and entitled to vote on the matter	Against	N/A

2022 PROXY STATEMENT	3

General Information about the Annual Meeting

Attending the Annual Meeting

Only stockholders as of the record date, or their duly appointed proxies, and invited guests of the Company may attend the Annual Meeting. Admission to the Annual Meeting will begin at approximately 9:30 a.m. Central time. In order to be admitted, you should:

•

bring current, government-issued photo identification, such as a driver’s license, and proof of ownership of common stock on the record date. If you are a holder of record, your identity will be checked against a list of registered holders at the Annual Meeting. If you hold your shares in street name, a recent brokerage statement or a letter from your bank, broker, trustee, or other nominee are examples of proof of ownership. If you want to vote your shares held in street name in person, you must obtain a legal proxy in your name from the broker, bank, trustee, or other nominee that holds your shares of common stock;

•	leave your camera at home because cameras, transmission, broadcasting, and other recording devices will not be permitted in the meeting room;

•	be prepared to comply with mask and social distancing guidelines and other procedures designed to address public health and safety concerns;

•	be prepared to comply with security requirements, which may include, among other security measures, security guards searching all bags and attendees passing through a metal detector; and

•	arrive shortly after 9:30 a.m. Central time to ensure that you are seated by the start of the Annual Meeting.

Any holder of a proxy from a stockholder must present a properly executed legal proxy and a copy of the proof of ownership. If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, you will not be admitted to the Annual Meeting.

4

Proposal 1: Election of Directors

The Board is comprised of nine directors, and each of their terms will expire at the 2022 Annual Meeting. The Board has unanimously nominated each of the current directors for election at the 2022 Annual Meeting, each to hold office for a one-year term expiring at the 2023 Annual Meeting. If any of the nominees becomes unavailable or unwilling to serve, an event that the Board does not presently expect, the named proxies will vote the shares represented by proxies for the election of directors for the election of such other person(s) as the Board may recommend.

The Company’s Bylaws provide that the election of director nominees at the 2022 Annual Meeting will be by the vote of the majority of the votes cast with respect to each director’s election. Accordingly, each director nominee will be elected if he or she receives more votes “FOR” his or her election than “AGAINST” his or her election. Shares that are not voted in the election of directors, including abstentions and broker non-votes, have no direct effect in the election of directors. Those shares, however, are taken into account in determining whether a sufficient number of shares are present to establish a quorum.

✔

The Board unanimously recommends that you vote “FOR” the election of each of the nine directors nominated by the Board, each for a one-year term expiring at the 2023 Annual Meeting. Unless otherwise instructed, the named proxies will vote all proxies we receive “FOR” the election of the Board’s nominees.

Board Composition

The process for evaluating our Board composition and identifying and evaluating director candidates is outlined below. Through this process, in the past four years the Board has enhanced its collective skills and experience by bringing on five new directors who have decades of operations, sales and marketing, and clinical experience in the senior housing, hospitality, and healthcare industries.

 Annual Evaluation of Board Composition

At least annually the Nominating and Corporate Governance Committee seeks input from each director regarding the composition of the Board. The Nominating and Corporate Governance Committee uses these results to assess with the Board whether the Board’s composition reflects an appropriate balance of knowledge, experience, skills, expertise, and diversity in order to support our business strategy. From time to time, the Nominating and Corporate Governance Committee may also seek and receive input from certain stockholders regarding the skills, experience, and other characteristics that stockholders believe would be beneficial to our Board composition. The Nominating and Corporate Governance Committee also reviews the size of the Board and, if deemed appropriate, will recommend to the Board any changes to its size.

 Identifying Director Candidates

The Nominating and Corporate Governance Committee may engage an independent search firm to conduct targeted searches to identify well-qualified candidates who meet the needs of the Board. When an independent search firm is used, the Nominating and Corporate Governance Committee retains the firm and approves payment of its fees. Potential director candidates may also be identified by the Nominating and Corporate Governance Committee by asking current directors and executive officers to notify the committee if they become aware of candidates who possess skills, experience, or other characteristics needed for the Board.

2022 PROXY STATEMENT	5

Proposal 1: Election of Directors

The Nominating and Corporate Governance Committee also will consider candidates recommended by stockholders, and its process for evaluating stockholder-recommended candidates is no different than its process for evaluating candidates suggested by search firms, directors, or executive officers. To make a formal nomination of a director candidate, a stockholder must comply with either the proxy access or advance notice provisions of our Bylaws. Proxy access permits a stockholder, or a group of up to 20 stockholders, owning at least three percent of our outstanding common stock continuously for at least three years, to nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two director nominees or 20% of the number of directors in office (rounded down to the nearest whole number), provided that the stockholders and nominees satisfy the requirements specified in our Bylaws. See “Stockholder Proposals for 2023 Annual Meeting” in this proxy statement for further information regarding the process for stockholders to formally nominate director candidates and the deadlines for making such nominations. Stockholders who wish to submit a nomination are encouraged to seek independent counsel about requirements under our Bylaws.

 Evaluating Director Candidates

The Nominating and Corporate Governance Committee is responsible for evaluating director candidates and recommending nominees to the Board for Board membership. The Nominating and Corporate Governance Committee evaluates biographical and background information relating to director candidates and interviews candidates selected by the committee and by the Board in making its decisions whether to recommend director candidates to the Board. When evaluating director candidates, the Nominating and Corporate Governance Committee considers whether candidates have demonstrated, by significant accomplishment in their field, an ability to make a meaningful contribution to the Board’s oversight of our business, and the candidates’ reputation for honesty and ethical conduct in their personal and professional activities. The Nominating and Corporate Governance Committee also thoroughly examines a candidate’s senior housing, real estate, finance, operations, sales, marketing, healthcare, and other relevant experience, understanding of our business, educational and professional background, and contributions to diversity on the Board. In order to ensure that director candidates are able to commit the substantial time required to fulfill their Board responsibilities, the Nominating and Corporate Governance Committee also considers the number of public company boards and other boards on which the candidate is a member. Our Corporate Governance Guidelines limit the number of outside public company boards on which a director may serve (three for independent directors and one for the CEO). In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s tenure, past attendance at meetings, participation in and contributions to the activities of the Board, and participation in continuing education programs. Although the Nominating and Corporate Governance Committee considers directors’ tenure and age as part of its overall evaluation process, the Board does not believe that term limits or a mandatory retirement age are appropriate. The committee evaluates each candidate, including existing directors, in the context of the Board as a whole, with the objective of recommending director nominees who can best support our business strategy and represent stockholder interests through the exercise of sound judgment.

 Board Diversity

Diversity is one of the characteristics the Nominating and Corporate Governance Committee considers in identifying and evaluating director candidates, and the Board is committed to ensuring it includes diverse representation. The Board seeks directors who have different backgrounds, experiences, and perspectives, including race and gender characteristics, which the Board believes will enhance the quality of its deliberations and decisions. The Board’s diversity commitment is demonstrated by its membership, which includes 44% women, 11% racial minority, and 22% U.S. veteran representation. Brookdale has signed on to The Board Challenge and committed to help foster continued efforts to improve the representation of Black directors on public boards. In addition, Ms. Baier serves on the New York Stock Exchange (“NYSE”) Board Advisory Council, which identifies and connects diverse board candidates to NYSE-listed companies seeking new directors.

6

Majority Voting for Director Elections

 Director Orientation and Continuing Education

The Nominating and Corporate Governance Committee oversees our director orientation and continuing education programs. As part of the director orientation program, new directors engage in one-on-one introductory meetings with our business and functional leaders regarding our strategic plans, financial statements, and key issues, policies and practices. Chairs of the Board’s committees coordinate orientation for new committee members. Our senior management also meets regularly with our directors regarding specific functional topics of importance. The Nominating and Corporate Governance Committee highlights for directors available continuing education programs hosted by third parties on a variety of relevant topics, including corporate governance, risk management, compliance, and executive compensation. During 2021, all of our directors participated in director continuing education programs.

Majority Voting for Director Elections

Our Bylaws provide for a majority voting standard in uncontested director elections. Each director will be elected by a vote of the majority of votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. For these purposes, a majority of votes cast means that the number of votes cast for a director’s election exceeds the number of votes cast against that director’s election, with abstentions and broker non-votes not counted as a vote cast either for or against. An election will be considered contested if as of the tenth day preceding the date we first mail our notice of meeting for such meeting to stockholders, the number of nominees exceeds the number of directors to be elected. Since the number of director nominees for election at the 2022 Annual Meeting does not exceed the number of directors to be elected, the director elections at the 2022 Annual Meeting will be subject to the majority voting standard.

In order for any person to be nominated by the Board for election as a director, such nominee must submit an irrevocable resignation, contingent on that nominee not receiving a majority of the votes cast in an election that is not a contested election and acceptance of that resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. In the event a nominee fails to receive a majority of the votes cast in an election that is not a contested election, the Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation of such nominee, or whether other action should be taken. The Board will act on the resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the Board in making its decision each may consider any factors and other information that it considers appropriate and relevant. Any nominee who tenders his or her resignation as described herein will not participate in the deliberations of the Nominating and Corporate Governance Committee or the Board regarding whether to accept the resignation. If the Board accepts a nominee’s resignation, then the Nominating and Corporate Governance Committee will recommend to the Board whether to fill the resulting vacancy or vacancies or to reduce the size of the Board. Each of the nominees for election at the 2022 Annual Meeting has submitted the irrevocable resignation described above.

2022 PROXY STATEMENT	7

Proposal 1: Election of Directors

Director Nominees

Biographical information for the nine current directors nominated for election at the 2022 Annual Meeting is set forth below.

Guy P. Sansone Non-Executive Chairman & Independent Director	Lucinda M. Baier Director, President and Chief Executive Officer

Director Since: October 2019

Age: 57

Public Company Directorships:

•   Mednax, Inc.

(2020 – current)

•  Magellan Health, Inc.

(2019 – 2022)

•  Civitas Solutions, Inc.

(2009 – 2019)

•  Rotech Healthcare Inc.

(2004 – 2005)

Director Since: February 2018 Age: 57 Public Company Directorships: • The Bon-Ton Stores, Inc. (2007-2016)

Mr. Sansone joined Brookdale’s Board in October 2019 and became Non-Executive Chairman of the Board in January 2020. For more than 25 years, he has led efforts to optimize the performance of healthcare and senior housing companies. Mr. Sansone has served as Chairman and CEO of H2 Health, a leading regional provider of physical rehabilitation services and clinician staffing solutions, since February 2020. Prior to that, he served as a Managing Director of Alvarez & Marsal, a global professional services firm specializing in performance improvement for large, high profile businesses, where he served as Chairman of the firm’s Healthcare Industry Group, which he founded in 2004. Mr. Sansone also served as interim Chief Executive Officer of the Visiting Nurse Service of New York, the largest non-profit home and community-based health care organization in the United States, from November 2014 to December 2016 and, prior to that, served in various executive roles at numerous healthcare companies. His prior experience in the senior housing industry includes having served as Chief Restructuring Officer and a member of the Board of Erickson Retirement Communities and as a senior consultant to Sunrise Senior Living. Mr. Sansone has served as Chairman of the Board of Directors of Mednax, Inc. since July 2020 and also serves and has served on the Boards of Directors of numerous investor-owned and not-for-profit companies, primarily in the healthcare industry. Mr. Sansone earned a B.S. in Economics from the State University of New York at Albany.

Ms. Baier has served as Brookdale’s President and Chief Executive Officer and as a member of the Board since February 2018, after having served as Brookdale’s Chief Financial Officer since December 2015. Ms. Baier joined Brookdale from Navigant Consulting, Inc. where she served as Executive Vice President and Chief Financial Officer since 2013. In addition, Ms. Baier has had multi-billion dollar operations responsibility, been the chief executive officer for a publicly-traded retailer, and served as an executive officer of a Fortune 30 company. She has served for more than a decade as a board member of public and private companies and organizations and currently serves on the board of directors of Argentum, the National Investment Center for Seniors Housing & Care (NIC), and the Nashville Health Care Council, where she serves as Vice Chair. She is a member of the NYSE Board Advisory Council, which identifies and connects diverse board candidates to NYSE-listed companies seeking new directors, and serves on Vanderbilt University Medical Center’s Audit and Compliance Committee and Quality and Safety Committee. A number of organizations have recognized Ms. Baier, including the CEO Forum Group’s 2021 Top 10 CEOs Transforming Healthcare in America; Nashville Medical News’ Class of 2021 “Women to Watch “; Corporate Citizenship 2020 Award from the Committee for Economic Development of The Conference Board; one of McKnight’s 2020 “Women of Distinction”; and Nashville Business Journal’s “Most Admired CEO” list for two consecutive years. Ms. Baier is a Certified Public Accountant and a graduate of Illinois State University, with B.S. and M.S. degrees in Accounting.

Mr. Sansone’s executive, senior advisory, and board leadership of public and private organizations, including his extensive service to companies in the healthcare and senior housing industries, led to the conclusion that he should serve as a member of the Board.

Ms. Baier’s continued leadership and accomplishments in the areas of our people, portfolio, and operations and strong crisis management as the Company’s President and Chief Executive Officer, and her prior leadership roles at other companies, led to the conclusion that she should serve as a member of the Board.

8

Director Nominees

Jordan R. Asher, MD Independent Director	Marcus E. Bromley Independent Director

Director Since: February 2020 Age: 57 Brookdale Board Committees: • Audit • Investment

Director Since: July 2017

Age: 72

Brookdale Board Committees:

•   Audit

•   Investment

Public Company Directorships:

•  CIM Mortgage Finance Trust
(2021)

•  Cole Credit Property Trust V, Inc. (2015 – 2020)

•  Cole Corporate Income Trust, Inc. (2011 – 2015)

•  Cole Credit Property Trust II, Inc. (2005 – 2013)

•  Cole Credit Property Trust III, Inc. (2008 – 2012)

•  Gables Residential Trust
(1993 – 2005)

Dr. Asher brings more than 20 years of expertise and a history of success in large matrixed, mission-based, national healthcare systems. Since 2018, he has served as the Chief Physician Executive and Senior Vice President of Sentara Healthcare, a large integrated delivery health system including a clinically integrated network and insurance company serving Virginia and North Carolina, where he has a wide range of responsibilities, including a focus on growth strategies for clinical care and development and implementation of value-based care and payment models. Prior to Sentara, Dr. Asher served in several executive roles with Ascension since 2006, including Chief Clinical Officer of its Ascension Care Management subsidiary from 2016 to 2018 with responsibility for network development and population and risk management, Chief Clinical Officer and Chief Innovation Officer of Ascension’s MissionPoint Health Partners subsidiary from 2015 to 2016, and Chief Medical Officer and Chief Integration Officer of MissionPoint Health Partners from 2011 to 2015. Dr. Asher earned a B.S. in Biology from Emory University, an M.D. from Vanderbilt University School of Medicine, and an M.S. in Medical Management from the University of Texas at Dallas and Southwestern Medical Center.

Mr. Bromley brings more than 35 years of real estate industry leadership experience. He served as Chairman of the Board and Chief Executive Officer of Gables Residential Trust from 1993 until 2000, and then as a member of its Board until the company was acquired in 2005. Prior to joining Gables Residential Trust, Mr. Bromley was a division partner for the Southeast operation of Trammell Crow Residential Company. Mr. Bromley has served as a member of the Board of several non-listed real estate investment trusts, including serving as Non-Executive Chairman of Cole Credit Property Trust V, Inc. from June 2015 to August 2018. Mr. Bromley currently serves as a member of the advisory board of Nancy Creek Capital Management, LLC, a private mezzanine debt and equity investment firm, and Sealy Industrial Partners, a private partnership specializing in the acquisition and operation of various industrial real estate properties. Mr. Bromley holds a B.S. in Economics from Washington & Lee University and an M.B.A. from the University of North Carolina.

Dr. Asher’s deep experience in the evolving healthcare landscape, including a combination of clinical training and executive leadership experience, particularly in light of the healthcare industry’s transition to more integrated, value-based delivery and payment models, led to the conclusion that he should serve as a member of the Board.

Mr. Bromley’s significant executive, leadership, and advisory experience in the real estate industry led to the conclusion that he should serve as a member of the Board.

2022 PROXY STATEMENT	9

Proposal 1: Election of Directors

Frank M. Bumstead Independent Director	Victoria L. Freed Independent Director

Director Since: August 2006

Age: 80

Brookdale Board Committees:

•   Compensation

•  Investment

•  Nominating and Corporate Governance

Public Company Directorships:

•   Syntroleum Corporation

(1993 – 2014)

•   American Retirement Corp.

(1997 – 2006)

Director Since: October 2019

Age: 65

Brookdale Board Committees:

•   Compensation (Chair)

•   Nominating and Corporate Governance

Public Company Directorships:

•   ILG, Inc. (f/k/a Interval Leisure Group, Inc.) (2012 – 2018)

Mr. Bumstead has over 40 years’ experience in the field of business and investment management and financial and investment advisory services, including representing buyers and sellers in a number of merger and acquisition transactions. Mr. Bumstead is a principal shareholder of Flood, Bumstead, McCready & McCarthy, Inc., a business management firm that represents artists, songwriters and producers in the music industry as well as athletes and other high net worth clients, and has been with the firm since 1989. From 1993 to December 1998, Mr. Bumstead served as the Chairman and Chief Executive Officer of FBMS Financial, Inc., a registered investment advisor. He previously served as Chairman of the Board of Directors of the Country Music Association, Vice Chairman of the Board of Directors and Chairman of the Finance and Investment Committee of the Memorial Foundation, Inc., a charitable foundation, and as a member of the Board of Advisors of United Supermarkets of Texas, LLC and was Chairman of its Finance and Audit Committee. Mr. Bumstead received a B.B.A. degree from Southern Methodist University and a Masters of Business Management from Vanderbilt University’s Owen School of Management.

Ms. Freed brings more than 25 years of executive leadership in the areas of sales, customer service, and marketing, and has earned numerous awards for outstanding achievement in sales and marketing during her career. Ms. Freed is Senior Vice President of Sales, Trade Support and Service for Royal Caribbean International, having served in that role since 2008, where she oversees the largest sales team in the cruise line industry and also manages the company’s consumer outreach, reservations, group sales, and customer service functions. Prior to her service with Royal Caribbean, Ms. Freed worked for 29 years with Carnival Cruise Lines, where she served as Senior Vice President of Sales and Marketing during the last 15 years of her tenure. She is a trustee of the United Way of Miami-Dade County and serves as a member of the board of Jewish Adoption and Foster Care Options (JAFCO). Ms. Freed earned a bachelor’s degree in business with an emphasis in marketing from the University of Colorado.

Mr. Bumstead’s experience in business management and as a director of several public companies, along with his knowledge of the senior housing industry (through his prior service as a director of American Retirement Corporation), led to the conclusion that he should serve as a member of the Board.

Ms. Freed’s decades of executive leadership in sales, customer service, and marketing in the hospitality industry led to the conclusion that she should serve as a member of the Board.

10

Director Nominees

Rita Johnson-Mills Independent Director	Denise W. Warren Independent Director

Director Since: August 2018 Age: 63 Brookdale Board Committees: • Nominating and Corporate Governance (Chair) • Investment Public Company Directorships: • Nyxoah SA (2021 – current)	Director Since: October 2018 Age: 60 Brookdale Board Committees: • Audit (Chair) • Compensation Public Company Directorships: • Computer Programs and Systems, Inc. (2017 – current)

Ms. Johnson-Mills is a healthcare executive with more than 25 years of combined federal, state, and private industry experience. She has served as President (Southern Region) of CINQCARE since March 2022. Prior to that, Ms. Johnson-Mills served as founder and CEO of consulting firm RJM Enterprises from January 2018 to February 2022. From August 2014 to December 2017 she served as President and Chief Executive Officer of UnitedHealthcare Community Plan of Tennessee, a health plan serving more than 500,000 government sponsored healthcare consumers with over $2.5 billion of annual revenue, after having previously served as Senior Vice President, Performance Excellence and Accountability for UnitedHealthcare Community & State since 2006, and was a founding member of UnitedHealthGroup’s Diversity and Inclusion Council. Ms. Johnson-Mills also previously served as the Director of Medicaid Managed Care for the Centers for Medicare and Medicaid Services and as Chief Executive Officer of Managed Health Services Indiana and Buckeye Health Plan, wholly owned subsidiaries of Centene Corporation. She currently serves on the Board of Directors of Ellipsis Health, Inc., Nyxoah SA, and Quest Analytics, LLC and is a Governance Fellow with the National Association of Corporate Directors (NACD). She is a Hogan Certified Executive Coach and a Senn Delaney Certified Corporate Culture Facilitator. Ms. Johnson-Mills earned a B.S. degree from Lincoln University and an M.A. degree in Labor and Human Resource Management and M.P.A. degree in Public Policy and Management from The Ohio State University.

Ms. Warren brings more than 30 years of operational, financial and healthcare experience. Most recently, she served as Executive Vice President and Chief Operating Officer of WakeMed Health & Hospitals from October 2015 through December 2020, where she was responsible for the strategic, financial and operational performance of the organization’s network of facilities in the North Carolina Research Triangle area. Prior to that, from 2005 to September 2015, Ms. Warren served as Chief Financial Officer of Capella Healthcare, Inc., an owner and operator of general acute-care hospitals, as well as its Executive Vice President since January 2014, and as its Senior Vice President prior to that. Before joining Capella, she served as Senior Vice President and Chief Financial Officer of Gaylord Entertainment Company from 2000 to 2001, as Senior Equity Analyst and Research Director for Avondale Partners LLC and as Senior Equity Analyst for Merrill Lynch & Co. She currently serves on the Board of Directors of Computer Programs and Systems, Inc., Newport Healthcare, Straive, and Virtusa, Inc. Ms. Warren is National Association of Corporate Directors (NACD) Directorship CertifiedTM and received a Corporate Directors Certificate from Harvard Business School. Ms. Warren earned a B.S. degree in Economics from Southern Methodist University and a M.B.A. from Harvard University.

Ms. Johnson-Mills’ experience as an executive in the healthcare space, including her expertise in healthcare operations and strategy, led to the conclusion that she should serve as a member of the Board.

Ms. Warren’s extensive executive, financial, and operational experience in the healthcare and other industries led to the conclusion that she should serve as a member of the Board.

2022 PROXY STATEMENT	11

Proposal 1: Election of Directors

Lee S. Wielansky Independent Director

Director Since: April 2015

Age: 70

Brookdale Board Committees:

•  Audit

•   Investment (Chair)

Public Company Directorships:

•  Acadia Realty Trust

(2000 – current)

•   Isle of Capri Casinos, Inc.

(2007 – 2017)

•   Pulaski Financial Corp.

(2005 – 2016)

Mr. Wielansky has more than 40 years of commercial real estate investment, management, and development experience. He currently serves as Chairman and CEO of Opportunistic Equities, which specializes in low income housing. He has also served as Chairman and CEO of Midland Development Group, Inc., which he re-started in 2003 and focused on the development of retail properties in the mid-west and southeast. Prior to Midland, he served as President and CEO of JDN Development Company, Inc. and as a director of JDN Realty Corporation. Before joining JDN, he served as Managing Director – Investments of Regency Centers Corporation, which in 1998 acquired Midland Development Group, a retail properties development company co-founded by Mr. Wielansky in 1983. Mr. Wielansky joined the Company’s Board of Directors in April 2015 and served as Non-Executive Chairman of the Board from February 2018 through December 2019. He also serves as Lead Trustee of Acadia Realty Trust and served as a director of Isle of Capri Casinos, Inc. from 2007 to 2017 and Pulaski Financial Corp. from 2005 to 2016. Mr. Wielansky received a bachelor’s degree in Business Administration, with a major in Real Estate and Finance, from the University of Missouri – Columbia, where he is currently a member of the Strategic Development Board of the College of Business. He also served on the Board of Directors of The Foundation for Barnes-Jewish Hospital.

Mr. Wielansky’s real estate investment, management, and development experience, as well as his service as a director of several public companies, led to the conclusion that he should serve as a member of the Board.

12

Corporate Governance

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted Corporate Governance Guidelines setting forth the expectations and standards the Board has with respect to the role, size, and composition of the Board and its committees, the functioning of the Board and its committees, evaluation of the Board and its committees, director compensation, succession planning, and other matters. The Board also has adopted a Code of Business Conduct and Ethics that applies to all employees, directors, and officers, as well as a Code of Ethics for Chief Executive and Senior Financial Officers, which applies to our President and Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and Treasurer. These guidelines and codes are available on our website at www.brookdale.com/investor. Any amendment to, or waiver from, a provision of such codes of ethics granted to a principal executive officer, principal financial officer, principal accounting officer, or controller, or person performing similar functions, or to any executive officer or director, will be posted on our website.

Director Independence

Our Corporate Governance Guidelines and the listing standards of the NYSE require that the Board be comprised of a majority of independent directors. The Board has affirmatively determined that eight of our nine directors, Mses. Freed, Johnson-Mills, and Warren, Dr. Asher, and Messrs. Sansone, Bromley, Bumstead, and Wielansky are “independent” under Section 303A.02 of the listing standards of the NYSE. In each case, the Board affirmatively determined that none of such individuals had a material relationship with the Company. In making these determinations, the Board considered all relevant facts and circumstances, as required by applicable NYSE listing standards. There were no transactions, relationships, or arrangements not disclosed pursuant to Item 404(a) of Regulation S-K that were considered by the Board in making the required independence determinations. None of the directors that were deemed independent had any relationship with us (other than as a director or stockholder). The Board also determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent, including that each member of the Audit Committee is independent under the listing standards of the NYSE and under section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ms. Baier is not independent due to her employment as our President and Chief Executive Officer.

Board Leadership Structure

Our Corporate Governance Guidelines do not require the separation of the positions of Chairman of the Board and Chief Executive Officer and provide that the Board is free to choose its Chairman in any way that it deems best for the Company at any given time. However, since the date of our formation, the Board has separated the positions of Chairman and Chief Executive Officer in the belief that this structure improves management’s accountability to the Board. Mr. Sansone currently serves as Non-Executive Chairman of the Board, and Ms. Baier serves as President, Chief Executive Officer and director.

Risk Oversight

The business of the Company is managed with the oversight of the Board. As contemplated by the NYSE listing standards and as reflected in the charter of the Audit Committee, the Board has delegated to the Audit Committee the responsibility to discuss guidelines and policies governing the process by which our senior management and the relevant departments and functions of the Company (including our internal audit function) assess and manage our

2022 PROXY STATEMENT	13

Corporate Governance

exposure to risk. To that end, the Audit Committee regularly reviews our processes for risk assessment and risk management, as well as our major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also reviews our exposure to cyber security risk, the effectiveness of our cyber security, and the knowledge, experience and capabilities of the Audit Committee and management with respect to cyber security and cyber security risk. Annually, the Compensation Committee conducts a risk assessment of our compensation programs. The Board regularly receives reports from management regarding our risk exposures and monitors our risk management activities.

Social and Environmental Responsibility

The Board is responsible for overseeing and ensuring our strategy is informed by the opportunities and risks associated with our human capital resources and environmental changes and looks to the Nominating and Corporate Governance Committee to report on various social and environmental topics. The Nominating and Corporate Governance Committee reviews management’s work to develop our social and environmental initiatives and reporting. As a business of people taking care of people, we focus on human capital management, including diversity and inclusion, workplace safety, and maximizing employee satisfaction and retention. Please see our 2022 ESG Update posted to our website at www.brookdale.com/esg for more information about our social and environmental initiatives.

Meetings of the Board

The Board met six times in 2021. Each director attended at least 75% of the total number of meetings of the Board and committees of the Board on which he or she served during 2021. Our non-management directors, i.e., those who are not executive officers, meet in regularly scheduled executive sessions without management. Any non-management director may request that additional executive sessions be scheduled. Under our Corporate Governance Guidelines, our Non-Executive Chairman of the Board presides at executive sessions of our non-management directors. The Board has not adopted a formal policy that requires directors to attend our annual stockholders’ meetings, although they are invited and encouraged to attend. All of the members of the Board attended the 2021 annual meeting of stockholders.

Communications from Stockholders

The Board has in place a process for security holders to send communications to the Board. Specifically, the Board will review and give appropriate attention to written communications submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as otherwise contemplated by committee charters, the Chairperson of the Nominating and Corporate Governance Committee will, with the assistance of our General Counsel, be primarily responsible for monitoring communications from stockholders and provide copies or summaries of such communications to the other directors as he or she considers appropriate. Communications will generally be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating and Corporate Governance Committee considers to be important for the directors to consider. Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to Chairperson of the Nominating and Corporate Governance Committee, c/o General Counsel, Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027. Stockholders who wish to contact any non-management director, including the Non-Executive Chairman of the Board, or the non-management directors as a group, should address such communications to the non-management director (or group of directors) they wish to contact (or if any, to “Any Non-Management Director”), c/o General Counsel, at such address.

14

Committees of the Board

Committees of the Board

The Board has four separate standing committees: the Audit Committee, the Compensation Committee, the Investment Committee, and the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board with respect to committee membership assignments after consultation with the Chairman of the Board and the Chief Executive Officer. The Board is responsible for appointing committee chairs and members following review of such recommendations. The Board has adopted written charters for the standing committees, copies of which are available on our website located at www.brookdale.com/investor.

The following table identifies the current members of the Board’s standing committees and the number of meetings held by each committee during 2021. The Non-Executive Chairman is invited to attend, and generally attends, the regularly scheduled meetings of the standing committees.

	Audit Committee	Compensation Committee	Investment Committee	NCG Committee

Jordan R. Asher	✓		✓

Marcus E. Bromley	✓		✓

Frank M. Bumstead		✓	✓	✓

Victoria L. Freed		Chair		✓

Rita Johnson-Mills			✓	Chair

Denise W. Warren	Chair	✓

Lee S. Wielansky	✓		Chair

Number of Meetings in 2021	5	5	4	4

2022 PROXY STATEMENT	15

Corporate Governance

The following table provides information about the key responsibilities and functions of the Board’s standing committees.

Committee	Key Functions and Additional Information
Audit Committee

•   Reviews the audit plans and findings of the independent registered public accounting firm and our internal audit and compliance functions, as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary

•   Reviews our financial statements (and related regulatory filings), including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm

•   Reviews our risk and control issues, compliance programs, and significant tax and legal matters

•   Appoints annually, in its sole discretion, the independent registered public accounting firm and evaluates its independence and performance, as well as sets clear hiring policies for our hiring of employees or former employees of the independent registered public accounting firm

•   Reviews our risk management processes

•   Reviews our exposure to cyber security risk, the effectiveness of our cyber security, and the knowledge, experience and capabilities of the Audit Committee and management with respect to cyber security and cyber security risk

•   The Board has determined that each of Ms. Warren and Messrs. Bromley and Wielansky is an “audit committee financial expert” as defined by the rules of the SEC. No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies.

Compensation Committee

•   Reviews and approves equity-related grants for our directors, officers, key employees, and consultants

•   Reviews and approves corporate goals and objectives relevant to our Chief Executive Officer’s and other executive officers’ compensation, evaluates the Chief Executive Officer’s and other executive officers’ performance in light of those goals and objectives, and determines the Chief Executive Officer’s and other executive officers’ compensation based on that evaluation

•   Recommends to the Board the compensation of our non-employee directors

•   Oversees our compensation and employee benefit and incentive compensation plans, and administers our 2014 Omnibus Incentive Plan

Investment Committee

•   Reviews and approves (or recommends that the Board approve, as applicable) certain investments and proposed transactions on behalf of the Board

•   Reviews and evaluates (and makes recommendations to the Board regarding) our capital structure and financial strategies, our material capital allocation plans, and our dividend and share repurchase policies and programs

•   Performs such other responsibilities as may be delegated to it by the Board from time to time

Nominating and Corporate Governance Committee

•   Reviews the performance of the Board and incumbent directors and makes recommendations to the Board regarding the selection of candidates, qualification, and competency requirements for service on the Board and the suitability of proposed nominees as directors

•   Advises the Board with respect to our Corporate Governance Guidelines

•   Oversees the annual evaluation of the Board and its committees and our management

•   Reports to the Board on various social, environmental, and governance topics, and reviews management’s work to develop our social and environmental initiatives and reporting

16

Director Compensation

Non-Employee Director Compensation Program

The table below sets forth the elements of the non-employee director compensation program. No changes were made to the non-employee director compensation program for 2021 compared to the prior year.

Cash Fees	2021	Description

Annual Retainer	$ 100,000	Cash retainers are payable quarterly in arrears and are pro-rated for service less than the full year. Cash meeting fees are paid only if a director’s attendance exceeds six Board meetings or eight committee meetings per year and are payable quarterly in arrears. Each director has the opportunity to elect to receive either immediately vested shares or RSUs in lieu of up to 50% of quarterly cash compensation, as described below.
Annual Committee Chair Retainers:
Audit	$ 20,000
Compensation, NCG & Investment	$ 15,000
Meeting Attendance Fees:
Per Board Meeting	$ 3,000
Per Committee Meeting (Members Only)	$ 2,000

Equity Awards

Annual Grant of Immediately Vested Stock under 2014 Omnibus Incentive Plan	$ 135,000	Typically granted in February each year for service in the prior year and pro-rated for service less than the full year. Directors may elect to receive RSUs (as described below) in lieu of the immediately vested shares. If a director retires prior to the annual grant date or concludes his or her service at the expiration of his or her term of office, a pro-rata cash amount will be payable to the director at the time of retirement or expiration in lieu of the annual grant of immediately vested shares, in recognition of the partial year of service.

Initial Grant of Restricted Shares under 2014 Omnibus Incentive Plan	$ 100,000

Granted to each new non-employee director upon joining the Board and generally will be eligible to vest on the first anniversary of the director’s appointment to the Board, subject to the director’s continued service.

Each non-employee director has the opportunity to elect to receive either immediately vested shares or RSUs in lieu of up to 50% of the director’s quarterly cash compensation, and to elect to receive RSUs in lieu of the annual grant of immediately vested shares. Any such immediately vested shares elected are issued under our Director Stock Purchase Plan, and RSUs are issued under our 2014 Omnibus Incentive Plan. With respect to quarterly cash elections, the number of shares or RSUs to be issued is based on the closing price of our common stock on the date of issuance, or if such date is not a trading date, on the previous trading day’s closing price. Each RSU will be payable in the form of one share of our common stock following the director’s termination of service as a member of the Board.

2022 PROXY STATEMENT	17

Director Compensation

Compensation of Non-Executive Chairman of the Board

The Board appointed Mr. Sansone as Non-Executive Chairman of the Board effective January 1, 2020. In connection with his appointment, the Committee recommended, and the Board approved, Mr. Sansone’s compensation arrangements, which include the compensation applicable generally to non-employee directors described above and an additional annual cash retainer of $100,000 for his service as Non-Executive Chairman. All cash amounts are payable as noted in the table above.

Director Stock Ownership Guidelines

The Board has adopted Stock Ownership Guidelines that require each of our non-employee directors to maintain ownership of our stock with a value of at least 5.0x the non-employee director’s annual cash retainer for service on the Board, exclusive of any retainers for service as chairman of the Board or any of its committees and any cash meeting fees. Unvested equity awards do not generally count toward satisfaction of the guidelines. Stock ownership levels are required to be achieved by the fifth anniversary of the director’s initial appointment or election to the Board. Until the expected ownership level is achieved, each director is expected to retain at least 50% of any shares obtained through our stock incentive plans. As of April 27, 2022, each of our non-employee directors is in compliance with the guidelines and each, other than Dr. Asher, Ms. Freed and Mr. Sansone, owns stock with a value of at least 5.0x the annual cash retainer for service on the Board. Therefore, Dr. Asher, Ms. Freed and Mr. Sansone will be expected to retain at least 50% of any shares obtained through our stock incentive plans until the required holding level is met.

Director Compensation for 2021

The following table sets forth the compensation awarded to, earned by, or paid to our directors for the year ended December 31, 2021, other than Ms. Baier whose compensation information is set forth under “Executive Compensation”. Each of the directors included in the table served for the full-year 2021.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	All Other Compensation	Total
Jordan R. Asher	$102,000	$115,080	$–	$217,080
Marcus E. Bromley	$102,000	$134,997	$–	$236,997
Frank M. Bumstead	$117,000	$134,997	$–	$251,997

Victoria L. Freed	$102,000	$134,997	$–	$236,997

Rita Johnson-Mills	$115,000	$134,997	$–	$249,997

Guy P. Sansone	$200,000	$134,997	$–	$334,997

Denise W. Warren	$124,000	$134,997	$–	$258,997

Lee S. Wielansky	$117,000	$134,997	$–	$251,997

(1)

Represents the grant date fair value of the annual grant of equity for the previous year served awarded on February 22, 2021, computed in accordance with Accounting Standards Codification 718, Stock Compensation (“ASC 718”) consisting of: 26,522 immediately vested shares for each of Directors Bumstead, Johnson-Mills, Warren, and Wielansky; 26,522 vested RSUs for Directors Bromley, Freed, and Sansone (issued in lieu of immediately vested shares at his or her election); and 22,609 immediately vested shares for Director Asher (whose award amount reflects a pro-rata amount of the annual award for his partial year of service in 2020 beginning February 24, 2020). See Note 2 to our Consolidated Financial Statements included in our 2021 Annual Report for a summary of the assumptions made in the valuation of these awards.

(2)

As of December 31, 2021, none of the directors held any unvested stock awards, and the following directors held the number of vested RSUs indicated: Mr. Bromley–40,727; Ms. Freed–26,522; Ms. Johnson-Mills–12,841; and Mr. Sansone–26,522.

18

Executive Officers

The following table sets forth certain information concerning our executive officers. See “Director Nominees” above for biographical information for Ms. Baier.

Name	Age	Position

Lucinda M. Baier	57	President, Chief Executive Officer and Director

Kevin W. Bowman	59	Executive Vice President–Community Operations

George T. Hicks	64	Executive Vice President–Finance and Treasurer

H. Todd Kaestner	66	Executive Vice President–Corporate Development and President–CCRCs

Jaclyn C. Pritchett	37	Executive Vice President–Human Resources

Steven E. Swain	54	Executive Vice President and Chief Financial Officer

Chad C. White	46	Executive Vice President, General Counsel and Secretary

Kevin W. Bowman joined Brookdale in April 2016 and has served as our Executive Vice President–Community Operations since October 2021. He previously served as our Division Vice President–Operations (West Division) from April 2020 until October 2021, our Senior Regional Vice President–Operations from January 2017 until April 2020, and our Regional Vice President–Operations prior to that. Before joining Brookdale, Mr. Bowman served 25 years in senior living, holding roles of escalating responsibility. Mr. Bowman received a B.A. in Communication from California State University, Fullerton, and was honorably discharged from the United States Army in 1988 after serving four and a half years. He previously served as a member of the Board of Directors of the California Assisted Living Association.

George T. Hicks became our Executive Vice President–Finance in July 2006, and our Treasurer in January 2016. Prior to July 2006, Mr. Hicks served as Executive Vice President–Finance and Internal Audit, Secretary and Treasurer of American Retirement Corporation (ARC) since September 1993. He had served in various capacities for ARC’s predecessors since 1985, including Chief Financial Officer from September 1993 to April 2003 and Vice President–Finance and Treasurer from November 1989 to September 1993. Mr. Hicks received a bachelor’s degree with distinction in philosophy from Stanford University in 1979 and an M.B.A. in finance from the University of Tennessee in 1982.

H. Todd Kaestner became our Executive Vice President–Corporate Development and President–CCRCs in August 2021. Prior to that, Mr. Kaestner served as our Executive Vice President–Asset Management and Division President–Entry Fee since June 2019 and Executive Vice President–Corporate Development since July 2006. Prior to joining Brookdale, Mr. Kaestner served as Executive Vice President–Corporate Development of American Retirement Corporation since September 1993 and served in various capacities for ARC’s predecessors since 1985, including Vice President–Development from 1988 to 1993 and Chief Financial Officer from 1985 to 1988. Mr. Kaestner is an honors graduate of Vanderbilt University, where he studied economics, and holds an M.B.A. in finance and economics from University of Louisville.

Jaclyn C. Pritchett joined Brookdale in 2016 and has served as Executive Vice President–Human Resources since March 2022. She previously served as Senior Vice President–Human Resources since January 2021, Senior Vice President–HR Field Operations and Talent Management from October 2020 until January 2021, Vice President of HR Field Operations from March 2019 until October 2020, and in other human resources management roles from 2016 to February 2019. Before joining Brookdale, Ms. Pritchett served as Senior Manager of Leadership Development at Bridgestone Americas. Ms. Pritchett received her B.A. in Psychology from Auburn University, as well as a Master’s degree in Industrial-Organizational Psychology from Middle Tennessee State University. She currently serves on the

2022 PROXY STATEMENT	19

Executive Officers

board of directors for New Frontiers and as Executive Sponsor, Leadership Development for Middle Tennessee Society for Human Resource Management.

Steven E. Swain joined Brookdale as Executive Vice President and Chief Financial Officer in September 2018. Prior to joining Brookdale, Mr. Swain served as Senior Vice President and Chief Financial Officer of DISH Network Corporation from October 2014 to August 2018, after having served as its Senior Vice President of Programming from April 2014 to October 2014, and as its Vice President of Corporate Financial Planning and Analysis since joining the company in 2011. Prior to DISH Network, Mr. Swain spent more than 15 years working in the telecommunications sector, most recently at CenturyLink, Inc. and Qwest Communications International, Inc. (acquired by CenturyLink), where he served in multiple leadership roles in finance, including corporate financial planning and analysis, treasury, and investor relations, as well as in network engineering. Mr. Swain earned his B.S. degree in Chemical Engineering from the University of Wisconsin–Madison and his M.B.A. degree from the University of Chicago Booth School of Business.

Chad C. White joined Brookdale in February 2007 and has served as our Executive Vice President since January 2018, our General Counsel since March 2017 and our Secretary since March 2013. He previously served as our Senior Vice President and General Counsel from March 2017 until January 2018, our Senior Vice President and Co-General Counsel from July 2014 to March 2017, our Vice President and Co-General Counsel from March 2013 to July 2014, and our Associate General Counsel and Assistant Secretary prior to that. Before joining Brookdale, Mr. White served in legal roles with Dollar General Corporation and Bass, Berry & Sims PLC. Mr. White received his law degree from the Vanderbilt University School of Law where he was elected to the Order of the Coif, and a B.S. in Mass Communication and Political Science from Middle Tennessee State University.

20

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the key elements of our executive compensation program and compensation decisions regarding the following named executive officers (NEOs) for 2021:

Name	Position

Lucinda M. Baier	President and Chief Executive Officer

Steven E. Swain	Executive Vice President and Chief Financial Officer

Kevin W. Bowman	Executive Vice President – Community Operations

Chad C. White	Executive Vice President, General Counsel and Secretary

H. Todd Kaestner	Executive Vice President – Corporate Development and President – CCRCs

Cindy R. Kent	Former Executive Vice President and President – Senior Living Community Operations

Each of the named executive officers served in the roles indicated for the full-year 2021, except that Mr. Bowman served as Division Vice President – Operations (West Division) before being appointed to his current role effective October 1, 2021; Mr. Kaestner served as Executive Vice President – Asset Management and Division President – Entry Fee before being appointed to his current role effective August 1, 2021; and Ms. Kent served as Executive Vice President and President of Senior Living before being appointed as Executive Vice President and President – Senior Living Community Operations effective August 1, 2021 and resigned effective October 1, 2021.

2022 PROXY STATEMENT	21

Executive Compensation

Executive Compensation Program Highlights

 What We Do

Pay for Performance A significant portion of our NEOs’ target direct compensation is awarded in the form of variable, at-risk compensation based on company performance.

Clawback Policy Clawback policy provides the Compensation Committee the ability to recover or require the forfeiture of performance-based compensation paid as a result of any material financial restatement or material miscalculation of a financial metric used to determine the vesting or payment of performance-based compensation.

Caps on Annual Incentive Payouts Payouts under our annual cash incentive plan are capped.

Annual Say on Pay “Say-on-pay” advisory vote conducted annually to solicit stockholders’ views on our executive compensation programs.

Robust Stock Ownership Guidelines Ownership guidelines require our CEO, CFO, and other executive officers to hold stock valued at 5x, 4x, and 3x base salary, respectively.

Annual Risk Assessment The Committee conducts a compensation program risk assessment annually.

 What We Do NOT Do

No Above Median Benchmarking The Committee aims to provide target total direct compensation for NEOs that is within or below the market median range identified in the independent compensation consultant’s market study.

No Defined Benefit Plans/SERPs We do not sponsor any defined benefit pension or supplemental executive retirement plans (SERPs).

No Tax Gross Ups Tax gross-ups are not provided except in the limited circumstance of certain relocation expenses.

No Excessive Perquisites Minimal perquisites are provided, other than certain relocation expenses.

No Guaranteed Incentive Compensation Our annual incentive plan and performance-based long-term incentive awards do not have minimum guaranteed payout levels–this compensation is “at risk.”

No Pledging or Hedging Our insider trading policy prohibits all our directors and executive officers from pledging or hedging Brookdale stock.

No Stock Options We have never granted stock options.

2021 Target Total Direct Compensation Mix (1)

(1)

Represents elements of 2021 target total direct compensation and, for other NEO’s, the average of such other NEO’s pay mix elements. See “Summary of 2021 Compensation Program” below for more information.

22

Compensation Discussion and Analysis

Key 2021 Executive Compensation Decisions

The Compensation Committee (the “Committee”) made its annual executive compensation decisions in February 2021. Up to that time, the COVID-19 pandemic had resulted in consecutive monthly senior housing occupancy losses for each month since March 2020 and unsustainable occupancy levels. In addition, the pandemic and its continuing impact on the senior housing industry and our business presented significant uncertainties with respect to forecasting the timing and pace of our recovery during 2021, including uncertainties regarding potential future variants. Ultimately, we lost 1,330 basis points of weighted average consolidated senior housing occupancy from March 2020 through February 2021. Consistent with our 2021 business plan, the Committee desired to focus management’s efforts on recovering lost occupancy while maintaining rate and expense discipline and continuing to prioritize the health and wellbeing of our residents and associates. The Committee also considered the pandemic’s continued pressure on our stock price at the time of the Committee’s annual decisions and the share burn rate that would result from granting long-term equity awards amid such pressure. Finally, the Committee desired to ensure that its annual compensation decisions would further its underlying compensation philosophy of emphasizing pay for performance, aligning our executives’ long-term interests with those of our stockholders, and retaining key executives to execute on our strategy.

After deliberation regarding the foregoing considerations, the Committee made the following key decisions regarding our 2021 executive compensation program.

•

Annual Incentive Objectives. The Committee determined to use 2021 consolidated portfolio revenue per available unit (“RevPAR”) and 2021 consolidated facility operating income (excluding pandemic-related expenses) as the financial objectives for the 2021 annual incentive plan. The Committee believed that such objectives would incentivize occupancy growth and rate and expense discipline, which are critical foundations for our recovery from the pandemic. The financial objectives had two six-month performance periods (the first half and second half of 2021) due to the uncertainties associated with the pandemic’s continued impact on our performance. Target levels of performance generally reflected our 2021 budget approved by the Board at the beginning of 2021 and the uncertainties as to the timing and pace of our recovery during the year. As described in more detail below, our performance against such financial objectives is indicative of our achieving ten consecutive months of weighted average consolidated senior housing occupancy growth beginning in March 2021 while maintaining rate discipline.

•

Form of Long-Term Incentive Awards. The Committee determined to grant 50% of the target grant value of long-term incentive awards in the form of time-based RSUs consistent with the prior year. In lieu of using performance-based equity as were used historically for performance-based long-term incentive awards, the Committee determined to grant 50% of the target grant value of long-term incentive awards in the form of performance-based awards denominated in cash (i.e., not indexed to or payable in stock). This balanced approach allowed the Committee to achieve its stockholder alignment objective (through the RSU component) as well as its objective to provide 50% of the target long-term incentive award value in the form of performance-vesting awards (through the cash-based long-term incentive component). The Committee’s use of performance-based cash awards in lieu of equity reduced the potential share burn rate and dilution associated with our long-term incentive awards at a time that our stock price continued to experience pressure from the pandemic.

•

Long-Term Incentive Award Objectives. Due to the Committee’s desire to emphasize our recovery from the pandemic, the Committee determined to use three consecutive annual performance periods for 75% of the target grant value of the performance-based cash awards rather than using a three-year performance period as was the case in our prior year awards. The first annual objective for 2021 was resident and associate COVID-19 vaccine acceptance, and the second and third objectives are year-over-year same community RevPAR growth for 2022 and 2023, respectively. Three-year relative TSR for the period ending December 31, 2023 was used for 25% of the target grant value of the performance-based cash awards. The Committee believed these performance objectives will encourage executives to focus on initiatives to navigate and recover from the COVID-19 pandemic in a balanced manner, including encouraging vaccine acceptance among residents and associates, recovering lost occupancy while maintaining rate discipline, and increasing the market value of our common stock.

2022 PROXY STATEMENT	23

Executive Compensation

Compensation Philosophy

The Committee intends to ensure market-competitive executive compensation opportunities through a program designed to:

•

emphasize pay for performance by linking a significant portion of target total direct compensation to variable, at-risk components measured by our short- and long-term financial performance and other objectives designed to focus executives on key strategic initiatives;

•	align our executives’ long-term interests with those of our stockholders; and

•	attract and retain key executives to execute on our strategy.

In determining the appropriate level and mix of compensation for each executive officer, the Committee takes into account the officer’s experience, scope of responsibility, individual performance, and retention risk; the Committee’s independent consultant’s market compensation studies; management input; internal equity; and other information as it deems necessary and appropriate. No pre-determined weighting is assigned to any factor, and the emphasis placed on a specific factor may vary among executive officers, reflecting market practice, business needs, and retention and succession considerations at the time compensation decisions are made.

24

Compensation Discussion and Analysis

Principal Elements of Compensation

Our 2021 executive compensation program generally consisted of the following principal elements:

Element	Form	Description	Link to Stockholder Value
Base Salary	Cash	Amount intended to reflect the level and scope of responsibility, experience, and skills of an executive, the individual performance of the executive, retention risks, and competitive market practices.	Assists us in attracting, and encourages retention of, key executives through an amount of fixed income paid throughout the year.
Annual Incentive Plan	Cash	Opportunity is at-risk with no guaranteed payout. Level of payout tied to achievement of financial and strategic objectives approved by the Committee each year, which generally are reflective of, and support, our annual budget and business plan.	Focuses executives on taking steps necessary to meet expectations set forth in the annual budget and business plan, including for 2021 navigating and recovering from the COVID-19 pandemic, which the Committee believes will in turn drive longer-term performance results.
Long- Term Incentive Awards	50%–Time-Based RSUs	Eligible to vest ratably in four annual installments beginning approximately one year following the grant date, subject to continued employment.	Promotes retention, stock ownership, and alignment of executives’ long-term interests with those of our stockholders.
	50%–Performance-Based Cash	Opportunity is at-risk with no guaranteed vesting. 75% of the 2021 award is eligible to vest in February 2024 based on COVID-19 vaccine acceptance and same community revenue per available unit (“RevPAR”) growth, and 25% of the award is eligible to vest in February 2025 based on our 3-year relative total shareholder return (“TSR”) performance. RevPAR is a key performance metric that reflects the impact of both occupancy and rate. For 2021, awards were denominated in cash (i.e., not indexed to or payable in stock).	Encourages executives to focus on initiatives to navigate and recover from the COVID-19 pandemic, including encouraging vaccine acceptance among residents and associates, recovering lost occupancy while maintaining rate discipline, and increasing the market value of our common stock.

Process for Determining Executive Compensation

The Committee’s process for determining executive compensation is outlined below, including the roles of the Committee, results of our annual say-on-pay advisory vote, the Committee’s independent consultant, our management, and our compensation peer group.

2022 PROXY STATEMENT	25

Executive Compensation

Role of the Committee

The Committee, which is comprised solely of independent directors, is responsible for developing, reviewing annually, and administering our compensation program and plans applicable to our executive officers. The Committee meets regularly, typically at least four times per year, to approve all decisions regarding the compensation of our executive officers. Compensation decisions regarding our President and Chief Executive Officer are also approved by the independent members of the Board. The Committee reports on its actions to the full Board following each Committee meeting. In fulfilling its responsibilities with respect to executive compensation, the Committee reviews and approves:

•	Any changes to our executive compensation philosophy;

•	The base salary, levels of incentive-based compensation, and all other compensation or perquisites of our executive officers;

•	The design and framework of our incentive-based compensation plans and awards, including the applicable performance objectives and targets;

•	Levels of achievement under such performance objectives and targets;

•	Updates to our compensation peer group;

•	Any employment agreements or severance arrangements with our executive officers; and

•	Compliance with, and any changes to, our officer stock ownership and retention guidelines.

Role of Say-on-Pay Vote

The Committee considers the results of our annual say-on-pay advisory vote and other feedback received from stockholders throughout the year when making executive compensation decisions. At our 2021 annual meeting of stockholders, more than 98% of the votes cast on the say-on-pay advisory vote were in favor of our executive compensation program. The Committee believes this vote affirmed our stockholders’ support of our executive compensation approach and provided assurance the program is reasonable and aligned with stockholder expectations.

Role of Independent Compensation Consultant

As a best practice, the Committee periodically evaluates its selection of an independent compensation consultant. For 2021 executive compensation decisions, the Committee determined to continue to engage F.W. Cook & Co., Inc. (the “Consultant”) as its independent compensation consultant. The Consultant reports directly to the Committee, which has the direct responsibility for appointment, compensation, and oversight of the work of the Consultant. From time to time at the request of the Committee, the Consultant provides recommendations regarding the design and framework of, and amounts awarded under, our executive compensation programs, recommends updates to our compensation peer group and conducts independent market compensation studies using that peer group and other published survey information, attends meetings of the Committee, and communicates with one or more members of the Committee outside of such meetings. For our 2021 compensation programs, the Consultant provided each of these services. The Committee conducted a specific review of its relationship with the Consultant and determined that the Consultant’s work for the Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act of 2010 by the SEC and by the NYSE.

Role of Management

When making compensation decisions, the Committee considers input from our President and Chief Executive Officer and certain of our other executive officers. Such input generally includes providing information and analyses for review and advising the Committee concerning compensation decisions (other than when their own compensation is determined) and the design, framework, and performance objectives of our incentive-based compensation plans and awards. Our President and Chief Executive Officer provides compensation recommendations related to our other executive officers for the Committee’s consideration.

26

Compensation Discussion and Analysis

Compensation Peer Group

Typically annually, the Committee reviews and approves a compensation peer group comprised of companies recommended by the Consultant. The compensation peer group data is then used by the Consultant when preparing independent market compensation studies for the Committee. The Committee generally uses such peer group data and the Consultant’s studies:

•	As inputs when determining amounts of base salaries and the target amounts of annual and long-term incentive compensation;

•	To assess the competitiveness of the target direct compensation and underlying pay mix awarded to our executive officers; and

•	To evaluate the design, framework, and performance objectives of our incentive-based compensation plans and awards.

The Committee, as advised by the Consultant, generally considered base salary and target annual cash compensation within a range of +/- 15%, and target total direct compensation within a range of +/- 20%, of median as reported in the Consultant’s market compensation studies to be competitive.

The peer group used to inform 2021 target compensation opportunities included 16 companies in the health care facilities, healthcare services, healthcare REIT, hospitality, and restaurant industries. The Committee believes that inclusion of companies from these industries is reflective of the talent market for our business. The peer group companies chosen from the various industries are intended to be reasonably comparable to Brookdale in terms of their median levels of revenue, market capitalization, enterprise value, EBITDA, and number of employees. For 2021 compensation decisions, the Consultant recommended no updates to our prior-year compensation peer group, which is set forth below.

2021 Peer Group

Acadia Healthcare Company, Inc.	Encompass Health Corporation	Select Medical Holdings Corporation

Amedysis, Inc.	Hyatt Hotels Corporation	The Ensign Group, Inc.

Bloomin’ Brands, Inc.	LHC Group, Inc.	Universal Health Services, Inc.

Chemed Corporation	National Healthcare Corp.	Welltower Inc.

Community Health Systems, Inc.	Norwegian Cruise Line Holdings Ltd Quest Diagnostics Incorporated	Wyndham Hotels & Resorts, Inc.

2021 Compensation Decisions

Summary of 2021 Compensation Program

Annual Compensation Decisions

When making annual executive compensation decisions in February 2021, the Committee considered the continuing impact of the COVID-19 pandemic on our performance, including the uncertainties regarding the timing and pace of our recovery. The Committee desired to focus management’s efforts on recovering lost occupancy while maintaining rate and expense discipline and continuing to prioritize the health and wellbeing of our residents and associates. The Committee also considered the Consultant’s market compensation study based on the peer group adopted by the Committee, our 2021 business plan, performance objectives under our incentive plans, the responsibilities and individual performance of each executive officer, and internal pay equity. The Committee took into account the pandemic-related decisions it made in early February 2021 related to management’s extraordinary efforts in 2020, which included discretionary payouts under our 2020 annual incentive plan conditioned on the executives agreeing to forfeit a majority of their outstanding performance-based restricted shares and RSUs. Such pandemic-related decisions are described in detail in our proxy statement for the 2021 annual meeting of stockholders (the “2021 Proxy

2022 PROXY STATEMENT	27

Executive Compensation

Statement”). Mr. Bowman became an executive officer in connection with his promotion effective October 1, 2021, and his compensation arrangements are discussed separately under “Compensation Arrangements with Mr. Bowman” below.

Following conclusion of this review, the Committee found that Ms. Baier’s target total direct compensation approximated the market median, with her target annual cash compensation at the low end of the market median range and her target long-term incentive awards slightly above the median. The Committee determined that the target total direct compensation of Ms. Kent was below the market median range, and took into account the expansion of Mr. Kaestner’s scope of responsibilities. To motivate and retain our executive officers in our recovery from the COVID-19 pandemic, the Committee also desired to provide higher target grant values of long-term incentive awards.

The Committee determined not to make adjustments to the base salary for Ms. Baier, Mr. Swain, and Mr. White or to the target annual incentive awards as a percent of base salary for the executive officers. The Committee determined to increase Ms. Kent’s and Mr. Kaestner’s base salary by 5% and 10%, respectively, due to the factors noted above. The Committee also determined to increase the target grant values of the long-term incentive awards due to the factors noted above, including to incentivize management’s continued focus on recovering from the pandemic. The Committee believes awarding such additional long-term incentive awards is consistent with our pay-for-performance philosophy and further aligns our executives’ interests with the long-term interests of our stockholders.

The table below sets forth the annual compensation decisions with respect to the named executive officers other than Mr. Bowman. The table excludes the amounts reported in the All Other Compensation column of the Summary Compensation Table (generally employer matching on our 401(k) plan and employer-paid premiums on life and disability insurance) and the Bonus column of the Summary Compensation Table.

	2021 Base Salary	Change v. 2020	2021 Target Annual Incentive Opportunity	Change v. 2020	2021 Grant Value of Long- Term Incentive Awards (1)	Change v. 2020	2021 Target Total Direct Compensation	Change v. 2020

Ms. Baier	$ 938,000	–	135%	–	$5,530,005	13%	7,734,305	9%

Mr. Swain	$ 575,000	–	100%	–	$1,925,004	13%	3,075,004	8%

Mr. White	$ 425,000	–	70%	–	$645,002	17%	1,367,502	7%

Mr. Kaestner	$ 390,000	10%	70%	–	$485,003	39%	1,148,003	20%

Ms. Kent	$ 540,000	5%	100%	–	$1,250,001	25%	2,333,001	15%

(1)

The dollar amount of the long-term incentive awards, and the percentage change versus 2020, is based on the grant value of such awards (i.e., the number of RSUs granted at target performance, multiplied by the stock price on the date of grant and the target amount of cash for performance-based cash awards granted in 2021).

Compensation Arrangements with Mr. Bowman

Mr. Bowman served as Division Vice President – Operations (West Division) until October 1, 2021. His 2021 compensation arrangements in effect prior to becoming an executive officer included a base salary of $302,722, a target annual incentive opportunity of 50% of base salary, and an annual grant of long-term incentive awards in February 2021 with a $175,000 target grant value. In connection with Mr. Bowman’s promotion to Executive Vice President – Community Operations effective October 1, 2021, the Committee approved the terms of Mr. Bowman’s offer letter dated September 13, 2021. The offer letter provided for an annual base salary of $450,000, a target annual incentive opportunity of 100% of base salary, and long-term incentive awards with a target annual grant value of

28

Compensation Discussion and Analysis

$750,000. The first full long-term incentive award would be granted in 2022, and Mr. Bowman would receive pro-rated long-term incentive awards for his partial year of service in his new role based reflecting the difference between his February 2021 annual grant value and the new grant value. Such pro-rated long-term incentive awards were granted on October 28, 2021. The offer letter further provided that Mr. Bowman would be eligible for relocation assistance in accordance with our policy to assist his move to the Nashville, Tennessee area. Mr. Bowman has agreed to reimburse us for the full amount of relocation benefits provided to him if he voluntarily terminates his full-time employment prior to the second anniversary of his promotion.

Annual Incentive Plan

The named executive officers were eligible to participate in our 2021 annual incentive plan adopted by the Committee in February 2021, with Mr. Bowman’s participation in the executive-level plan beginning in connection with his promotion effective October 1, 2021. The Committee reviewed the plan’s framework in the context of management’s continued execution on initiatives to navigate and recover from the COVID-19 pandemic. Due to the pandemic, we lost 1,330 basis points of weighted average consolidated senior housing occupancy from March 2020 through February 2021, which resulted in unsustainably low occupancy at our communities. Consistent with our 2021 business plan, the Committee desired to focus management’s efforts on recovering lost occupancy while maintaining rate and expense discipline, and the Committee considered the uncertainties associated with forecasting the timing and pace of our recovery from the pandemic at the time of its decisions in early 2021. The Committee also considered the Company’s efforts to sell 80% of its equity in its Health Care Services segment to HCA Healthcare, Inc. (the “HCS Sale”) as the parties were nearing completion of negotiation of the purchase agreement ultimately entered into on February 24, 2021.

The Committee determined to increase the weighting of financial objectives to 70%, from 60% in the prior year plan, and to decrease the weighting of strategic objectives to 30%, from 40% in the prior year plan. The financial objectives had two six-month performance periods (the first half and second half of 2021) due to the uncertainties associated with the pandemic’s continued impact on our performance, and the strategic objectives were to be measured on an annual basis. Cash amounts payable under the plan were to be determined by the Committee following conclusion of fiscal 2021 based on our results relative to performance targets approved by the Committee. There were no guaranteed payout levels utilized, and the aggregate threshold and maximum payouts were 25% and 185%, respectively, of the target opportunity.

The Committee determined to use 2021 consolidated portfolio RevPAR and 2021 consolidated facility operating income (FOI) excluding pandemic-related expenses as the financial objectives for the 2021 annual incentive plan, with the target levels of performance generally reflective of our 2021 budget approved by the Board at the beginning of 2021. In light of the progressing negotiations related to the HCS Sale, the 2021 annual incentive plan provided that the FOI performance targets, and our actual performance, would exclude the former Health Care Services segment to the extent the HCS Sale were closed during 2021. The closing of the transaction occurred on July 1, 2021 for net cash proceeds of $312.6 million, and we retain a 20% interest in the venture with HCA Healthcare, Inc.

The strategic objectives focused on our human capital resources and included retention of key community leadership at our consolidated comparable community portfolio and retention of our corporate associates. Key community leadership includes our executive directors, health and wellness/nursing directors, and sales directors. The consolidated comparable community portfolio excluded approximately 19 of our consolidated communities identified for disposition, undergoing Program Max renovations or significant remediation projects, temporarily closed due to hurricane or other natural disasters, and otherwise with significant capacity changes.

The table on the following page sets forth the performance objectives, weighting, performance targets, and our actual performance with respect to the 2021 annual incentive plan. Since the Company successfully closed the sale of 80% of its equity interest in its former Health Care Services segment on July 1, 2021, the results of the former Health Care Services segment are excluded from both the performance targets and our actual performance with respect to the FOI performance objectives, in accordance with the plan. The original FOI targets were reduced by $12 million and $17 million for the first half and second half of 2021, respectively, as a result of closing the HCS Sale.

2022 PROXY STATEMENT	29

Executive Compensation

Objective	Weighting	Description and Link to Strategy and Business Plan

RevPAR (1H 2021)	20%	RevPAR is a key performance metric that reflects the impact of both occupancy and rate. For purposes of the 2021 annual incentive plan, RevPAR was defined as our resident fee revenue for the consolidated communities portfolio (excluding Health Care Services segment revenue and entrance fee amortization) for the applicable period, divided by the weighted average number of available units in the portfolio for the period, divided by the number of months for the period. The Board and management use this measure in the budgeting process and when evaluating our results. This measure was intended to focus management on recovering occupancy lost due to the COVID-19 pandemic while maintaining rate discipline. The target levels of performance generally reflected our 2021 budget approved by the Board at the beginning of 2021 and required sequential RevPAR improvement for the second half compared to the first half of 2021.	Level	Payout	Target / Actual
			Maximum	200%	$3,747
			Actual	152%	$3,662
			Target	100%	$3,569
			Threshold	25%	$3,391

RevPAR (2H 2021)	20%		Level	Payout	Target / Actual
			Maximum	200%	$3,924
			Actual	137%	$3,806
			Target	100%	$3,737
			Threshold	25%	$3,550

FOI (1) (1H 2021)	15%	FOI was defined as our 2021 consolidated resident fee revenue less facility operating expense, excluding incremental direct COVID-19 expenses. As discussed above, FOI also excluded results of our former Health Care Services segment as a result of our closing the HCS Sale on July 1, 2021. FOI reflects the net result of our revenue and the facility operating expenses of our consolidated senior housing portfolio, which are the largest drivers of our financial results and which management has the ability to impact on a day-to-day basis. The Board and management use this measure in the budgeting process and when evaluating our results. This measure was intended to focus management on recovering occupancy lost due to the COVID-19 pandemic while maintaining rate and expense discipline. The target levels of performance generally reflected our 2021 budget approved by the Board at the beginning of 2021 and would require management to stabilize and maintain our FOI, which had deteriorated substantially during 2020 due to the pandemic.	Level	Payout	Target / Actual ($ in MM)
			Actual	200%	$263
			Maximum	200%	$254
			Target	100%	$231
			Threshold	25%	$208

FOI (1) (2H 2021)	15%		Level	Payout	Target / Actual ($ in MM)
			Maximum	200%	$256
			Actual	165%	$247
			Target	100%	$232
			Threshold	25%	$209

Key Community Leader Retention (FY 2021)	20%	Brookdale’s culture is based on servant leadership, and we believe engaged associates lead to an enhanced resident experience and lower turnover, leading to improved operations. The key community leader retention objective applied to the three key positions at our consolidated comparable communities (executive directors, sales directors, and health and wellness/nursing directors). The target level performance reflected a 2% improvement from our 2020 performance.	Level	Payout	Target / Actual(2)
			Maximum	150%	70.1%
			Target	100%	67.6%
			Actual	25%	65.1%
			Threshold	25%	65.1%

Corporate Associate Retention (FY 2021)	10%	The corporate associate objective applied to our non-community-level associates. The target level performance reflected a 1.7% decrease from our 2020 performance due to our high level of retention during 2020.	Level	Payout	Target / Actual(2)
			Maximum	150%	88.1%
			Target	100%	85.6%
			Threshold	25%	83.1%
			Actual	0%	80.8%

(1)

FOI is a financial measure that is not calculated in accordance with generally accepted accounting principles (“GAAP”). Appendix A to this proxy statement shows how we calculated FOI for the first half and second half of 2021, including reconciliations to the closest GAAP financial measures.

(2)

As described further in “Annual Incentive Plan Results” below, the Committee determined to exclude from our actual results associate departures directly related to enforcement of our policy requiring associates to be vaccinated against COVID-19, which we adopted in the second half of 2021. Such exclusions are reflected in the actual achievement levels.

30

Compensation Discussion and Analysis

For his service through October 1, 2021, Mr. Bowman participated in the annual incentive plan applicable to our West Division leadership. The plan utilized performance objectives similar to the annual incentive plan applicable to executive officers, but which were specific to the West Division’s performance: division RevPAR (40% weighting), division FOI (30% weighting), and division key community leader retention (30% weighting). The financial objectives had two six-month performance periods (the first half and second half of 2021), and the strategic objective was to be measured on an annual basis. Cash amounts payable under the plan were to be determined by management following conclusion of fiscal 2021 based on our results relative to the performance targets established by management.

There were no guaranteed payout levels utilized, and the aggregate threshold and maximum payouts were 25% and 185%, respectively, of the target opportunity. The table below sets forth the performance objectives, weighting, performance targets, and our actual performance with respect to the West Division 2021 annual incentive plan applicable to Mr. Bowman.

Objective	Weighting
West Division RevPAR (1H 2021)	20%	Level	Payout	Target /Actual
		Maximum	200%	$3,787
		Actual	133%	$3,667
		Target	100%	$3,607
		Threshold	25%	$3,427
West Division RevPAR (2H 2021)	20%	Level	Payout	Target /Actual
		Maximum	200%	$3,833
		Target	100%	$3,650
		Actual	92%	$3,631
		Threshold	25%	$3,468

West Division FOI (1H 2021)	15%	Level	Payout	Target /Actual ($ in MM)
		Actual	200%	$157
		Maximum	200%	$155
		Target	100%	$141
		Threshold	25%	$127
West Division FOI (2H 2021)	15%	Level	Payout	Target /Actual ($ in MM)
		Maximum	200%	$159
		Target	100%	$145
		Actual	88%	$142
		Threshold	25%	$130

Key Community Leader Retention (FY 2021)	30%	Level	Payout	Target /Actual (1)
		Maximum	150%	250 bps above target
		Target	100%	2% improvement to 2021
		Actual	51%	162 bps below target
		Threshold	25%	250 bps below target

(1)

As described further in “Annual Incentive Plan Results” below, associate departures directly related to enforcement of our policy requiring associates to be vaccinated against COVID-19, which we adopted in the second half of 2021, are excluded from actual results.

2022 PROXY STATEMENT	31

Executive Compensation

Long-Term Incentive Awards

For the 2021 executive officer compensation program, the Committee used a 50/50 grant value mix of time- and performance-based long-term incentive awards, consistent with the prior year program. When considering the forms of the awards, the Committee evaluated the number of shares remaining available for issuance under our 2014 Omnibus Incentive Plan and the share burn rate that would result from awarding equity while the COVID-19 pandemic continued to pressure our stock price. It also considered the alignment of executives’ interests with those of our stockholders created by awarding long-term compensation in the form of equity. After deliberation, the Committee determined to grant the time-based awards in the form of RSUs consistent with the prior year and to grant performance-based awards denominated in cash (i.e., not indexed to or payable in stock). This balanced approach allowed the Committee to achieve its stockholder alignment objective (through the RSU component) as well as its objective to provide 50% of the target long-term incentive award value in the form of performance-vesting awards (through the cash-based long-term incentive component). The Committee’s use of performance-based cash awards in lieu of equity reduced the potential share burn rate and dilution associated with our long-term incentive awards. The long-term incentive awards granted to Mr. Bowman prior to his promotion effective October 1, 2021 are discussed separately under “Long-Term Incentive Awards Granted to Mr. Bowman” below.

The agreements associated with the 2021 long-term incentive awards for the executive officers contain non-competition, non-solicitation, non-disparagement, and confidentiality covenants and set forth the treatment of such awards in connection with termination of employment and a change in control (as described below under “Potential Payments Upon Termination or Change in Control”). Consistent with the prior year, “double-trigger” acceleration of vesting applies in connection with a change in control. That is, vesting will only accelerate in connection with a change in control if either the awards are not assumed, continued, or substituted with an award on the same terms and conditions that were applicable to the outstanding awards immediately prior to the change in control, and in the case of the RSUs, relating to a publicly-traded security of the acquiror (or the Company), or the participant experiences a qualifying termination within 12 months after the change in control.

Awards of Time-Based RSUs. The awards of time-based RSUs granted in February 2021 are eligible to vest ratably in four annual installments beginning February 27, 2022, subject to continued employment. Each RSU is payable in the form of one share of our common stock upon vesting. To the extent we declare cash or stock dividends on our shares of common stock, the RSUs awarded will accrue cash equivalents or shares to be paid only to the extent the underlying RSUs ultimately vest.

32

Compensation Discussion and Analysis

Awards of Performance-Based Cash. With respect to the awards of performance-based cash granted in February 2021, 75% of the awards are eligible to vest on February 27, 2024 and 25% are eligible to vest on February 27, 2025, in each case subject to continued employment and achievement of performance objectives established by the Committee. The portion of the target award eligible to vest on February 27, 2024 is divided into three equal tranches. Achievement at the threshold, target, and maximum or above performance levels will result in vesting of 50% (or 25% in the case of each of the vaccine participation objectives), 100%, and 150% of the target cash amount, respectively, with vesting percentages to be interpolated for performance between the levels. The weighting, performance objectives, and performance targets for the performance-based restricted shares are outlined below.

Performance Objective	Weighting	Description and Link to Strategy and Business Plan	Vesting Date	Performance Targets
2021 resident COVID-19 vaccine acceptance rate (50% sub-weighting)	25%	Throughout 2021, management continued its response to the COVID-19 pandemic within our communities, including its critically important effort to prepare for and host vaccine clinics as quickly as possible through the Pharmacy Partnership for Long-Term Care Program offered through the U.S. Centers for Disease Control and Prevention. Given the disproportionately higher risk of our residents becoming severely ill from COVID-19, the Committee desired to incentivize management’s efforts to promote COVID-19 vaccine acceptance and availability among our residents and associates. Measurement of the participation rates was conducted on timeframes consistent with community-level vaccination incentive programs and reflects performance as of April 30, 2021. This measurement date was prior to our adoption of an associate vaccine requirement in the second half of 2021.	2/27/2024	Level	% of Target Cash Vesting	2021 Resident Vaccine Rate
				Maximum	150%	95%
				Actual	125%	93%
				Target	100%	90%
				Threshold	25%	75%

2021 associate COVID-19 vaccine acceptance rate (50% sub-weighting)			2/27/2024	Level	% of Target Cash Vesting	2021 Associate Vaccine Rate
				Maximum	150%	85%
				Target	100%	75%
				Threshold	25%	60%
				Actual	0%	57%

2022 year-over-year improvement to same community RevPAR(1)	25%	The Committee determined to use year-over-year growth in same community RevPAR to incentivize management to deliver long-term top-line growth by recovering occupancy lost due to the pandemic while maintaining rate discipline. RevPAR is a key performance metric utilized by the Board and management that reflects the impact of both occupancy and rate.	2/27/2024	Level	% of Target Cash Vesting	2022 Growth
				Maximum	150%	3.5%
				Target	100%	2.5%
				Threshold	50%	1.5%

2023 year-over-year improvement to same community RevPAR (1)	25%		2/27/2024	Level	% of Target Cash Vesting	2023 Growth
				Maximum	150%	3.5%
				Target	100%	2.5%
				Threshold	50%	1.5%

3-Year Relative TSR Compared to S&P Midcap 400 Index Companies (2)	25%

The relative total shareholder return (“TSR”) objective aligns our management’s priorities with those of our stockholders to establish and achieve long-term goals designed to increase the market value of our common stock relative to the constituent companies of a broad-based comparable index of companies.

			2/27/2025	Level	% of Target Cash Vesting	Relative TSR Rank
				Maximum	150%	75th %ile
				Target	100%	50th %ile
				Threshold	50%	25th %ile

(1)

Same community RevPAR means the average monthly senior housing resident fee revenues per available unit of the same community portfolio as reported in our SEC filings for the applicable performance period. Same community RevPAR is calculated as resident fee revenues, excluding revenue from our former Health Care Services segment, revenue for private duty services

2022 PROXY STATEMENT	33

Executive Compensation

provided to seniors living outside our communities, and entrance fee amortization, of the same community portfolio for the applicable fiscal year, divided by the weighted average number of available units in the same community portfolio for the applicable fiscal year, divided by twelve.

(2)

3-Year Relative TSR compares our compound annual TSR to the constituent companies of the S&P Midcap 400 index for the period beginning January 1, 2021 and ending December 31, 2023, assuming reinvestment of dividends or distributions. The award agreement provides that no additional cash beyond the target amount will be paid on such tranche if our compound annual TSR is negative for the performance period.

In February 2022 the Committee determined that our resident COVID-19 vaccine acceptance performance was 93% as of April 30, 2021, corresponding to a payout of 125% of target, and that the threshold level of performance had not been achieved for the associate COVID-19 vaccine acceptance objective as of April 30, 2021, resulting in forfeiture of the target amount associated with such performance objective. As a result, with respect to the 2021 performance period, the named executive officers forfeited the following amount of performance-based cash awards granted in 2021: Ms. Baier–$259,219; Mr. Swain–$90,234; Mr. Bowman–$13,160; Mr. White–$30,234; and Mr. Kaestner–$22,734. Earned amounts for the 2021 performance period will vest on February 27, 2024 (or November 19, 2024 in the case of Mr. Bowman’s October 2021 award), subject to the executives’ continued employment.

Long-Term Incentive Awards Granted to Mr. Bowman

In February 2021, the Committee granted long-term incentive awards to Mr. Bowman prior to his becoming an executive officer with a target grant value of $175,000 using a 75/25 grant value mix of time- and performance-based awards, consistent with his role as Division Vice President – Operations (West Division). Fifty percent of the target grant value was awarded in time-based RSUs (representing 17,191 shares) and twenty-five percent of the target grant value was awarded in performance-based cash, in each case generally consistent with the terms described above for the other named executive officers. The remaining twenty-five percent of Mr. Bowman’s target grant value was awarded in the form of time-based cash, which vested or is eligible to vest ratably in four annual installments beginning February 27, 2022, subject to continued employment. In connection with Mr. Bowman’s promotion to Executive Vice President – Community Operations effective October 1, 2021, the Committee granted long-term incentive awards to Mr. Bowman with a grant value of $144,932 using the 50/50 grant value mix described above for the other named executive officers. The amount of such awards reflected his partial-year of service in his new role. The vesting terms of such awards are generally consistent with those described above, except that his time-based RSU awards are eligible to vest ratably in four annual installments beginning November 19, 2022, and Mr. Bowman’s performance-based cash award is equally weighted among the 2021 vaccine acceptance and 2022 and 2023 year-over-year same community RevPAR growth objectives outlined above (i.e., the award does not include the relative TSR performance objective) and is eligible to vest on November 19, 2024. Mr. Bowman’s 2021 long-term incentive award agreements do not provide for a non-competition or non-solicitation clause; however, his 2022 long-term incentive award agreements contain such covenants consistent with the other named executive officers.

34

Compensation Discussion and Analysis

2021 Compensation Results

Summary of Compensation Results

The table below sets forth the amount of compensation earned for 2021 by our named executive officers. The value of restricted shares and RSUs that vested is based on the closing price per share of our stock on the applicable vesting dates. The table excludes the amounts reported in the All Other Compensation column of the Summary Compensation Table (generally employer matching on our 401(k) plan, employer-paid premiums on life and disability insurance, and the incremental cost to us of relocation expenses).

	Base Salary Earned	Annual Incentive Earned	Value of Restricted Shares and RSUs that Vested	Special Performance Compensation	Total Compensation Earned

Ms. Baier	$938,000	$1,488,391	$1,845,871	$100,000	$4,372,262

Mr. Swain	$575,000	$675,847	$384,524	$–	$1,635,371

Mr. Bowman	$339,844	$253,921	$59,917	$–	$653,682

Mr. White	$425,000	$349,677	$220,467	$73,000	$1,068,144

Mr. Kaestner	$390,000	$320,880	$208,100	$75,000	$993,980

Ms. Kent (1)	$405,370	$–	$144,668	$–	$550,038

(1)	Ms. Kent voluntarily resigned effective October 1, 2021.

Annual Incentive Plan Results

As described above, we achieved in excess of target-level performance for each of the financial objectives under our annual incentive plan. Such performance reflects that we achieved ten consecutive months of weighted average consolidated senior housing occupancy growth in 2021 after twelve consecutive months of pandemic-related occupancy losses, while maintaining rate discipline. In accordance with the terms of the 2021 annual incentive plan, the results of the former Health Care Services segment were excluded from both the performance targets and our actual performance with respect to the FOI performance objectives as a result of our successfully closing the HCS Sale on July 1, 2021.

For the strategic objectives under our annual incentive plan, the Committee determined to exclude from our actual associate retention results any associate departures directly related to enforcement of our policy requiring associates to be vaccinated against COVID-19. We adopted such policy in the second half of 2021 after completing vaccine acceptance and education programs and the vaccine being widely available to our associates. The Board and management believed that adoption of the policy was necessary in light of the emergence and spread of the Delta variant of COVID-19, to continue promoting the health and wellbeing of our residents and associates, and to maintain the trust of residents and their families, and the Committee desired to remove any potential disincentives for enforcement of the policy.

2022 PROXY STATEMENT	35

Executive Compensation

A summary of the achievement and payment to our named executive officers under the 2021 annual incentive plan applicable to executive officers is provided below. See “2021 Compensation Decisions–Annual Incentive Plan” above for the performance objectives and targets, and our actual performance, for each of the financial and strategic objectives.

	Financial Objectives (70% Weighting)		Strategic Objectives (30% Weighting)		Total

	Achieved	Payout	Achieved	Payout	Achieved	Payout

Ms. Baier	160.7%	$1,423,462	17.1%	$64,929	117.6%	$1,488,391
Mr. Swain		$646,364		$29,483		$675,847
Mr. Bowman (1)		$118,536		$5,835		$124,370
Mr. White		$334,423		$15,254		$349,677
Mr. Kaestner		$306,882		$13,998		$320,880

(1)

Mr. Bowman’s payout represents 109.3% achievement under the second half 2021 financial objectives and full-year strategic objectives of the 2021 annual incentive plan for his service beginning October 1, 2021. He also earned payout of $129,551 for his service as Division Vice President – Operations (West Division) through September 30, 2021, described below.

Mr. Bowman’s achievement and payment under the 2021 annual incentive plan applicable to the West Division for his service until September 30, 2021 is provided below. Such amount was paid in addition to the payment in the table above.

	Financial Objectives (70% Weighting)		Strategic Objectives (30% Weighting)		Total

	Achieved	Payout	Achieved	Payout	Achieved	Payout

Mr. Bowman	135.6%	$111,482	51.3%	$18,069	110.3%	$129,551

Long-Term Incentive Awards Results

Summary of Vesting

During 2021, the named executive officers realized the compensation shown in the table below with respect to vesting of restricted shares and RSUs granted prior to 2021. The value of shares that vested is based on the closing price per share of our stock on the vesting date.

	Vesting of Time-Based Restricted Shares and RSUs Granted in 2017–2020		Vesting of Performance-Based Restricted Shares Granted in 2017 (1)		Total Vesting of Restricted Shares and RSUs in 2021

	No. of Shares	Value	No. of Shares	Value	No. of Shares	Value

Ms. Baier	304,525	$1,772,335	12,635	$73,536	317,160	$1,845,871

Mr. Swain	64,171	$384,524	–	$–	64,171	$384,524

Mr. Bowman	10,295	$59,917	–	$–	10,295	$59,917

Mr. White	37,161	$216,277	720	$4,190	37,881	$220,467

Mr. Kaestner	32,808	$190,943	2,948	$17,157	35,756	$208,100

Ms. Kent	24,857	$144,668	–	$–	24,857	$144,668

(1)	Details regarding our performance relative to the applicable performance targets are provided in the section below.

36

Compensation Discussion and Analysis

Results of Performance-Based Restricted Shares Eligible to Vest in 2021

During 2021, performance-based restricted shares awarded in 2017 and 2018 were eligible to vest, subject to continued employment and achievement of performance objectives established for each award by the Committee. The table below sets forth information regarding the performance objectives and targets, our results, and the percentage of shares that vested on February 27, 2021 based on those results. Achievement of the targeted level of performance (or above) would have resulted in the vesting of 100% of the applicable performance-based restricted shares, and vesting percentages were to be interpolated for performance between the steps shown in the table below.

Award Year	Performance Objective	% of Shares Eligible to Vest	Goals	Results	Percent that Vested
2017	2020 ROI on Program Max Projects approved in 2017 and completed prior to the end of 2018 or approved prior to 2017 and completed during 2018 (1)	100% (Target/Max) 60% 20% (Threshold)	≥ 11.0% 9.0% 8.0%	13.8% (2)	100%

2018	Compound annual TSR, comparing the starting share price of $6.53 to the volume-weighted average price for the 15 trading days ending December 31, 2020 (3)	100% (Target/Max) 75% 50% (Threshold)	≥ 23.91% 20.17% 16.20%	<0%	0%

(1)	Program Max is our development capital expenditures initiative through which we expand, renovate, reposition, or redevelop selected existing communities where economically advantageous.

(2)

As described in further detail in the 2021 Proxy Statement, the Committee took into advisement that our ROI performance was on track to exceed the target level of performance prior to the COVID-19 pandemic and that our actual ROI performance adjusted to include estimated lost revenue and exclude incremental expense due to COVID-19 was 13.8%, exceeding the target level of performance for 2020. The Committee exercised discretion to approve vesting on February 27, 2021 at target.

(3)

Compound annual TSR was calculated assuming reinvestment in our common stock of any dividends or distributions paid during the performance period. The $6.53 beginning share price represents our closing price per share on February 28, 2018, the date that Ms. Baier became President and Chief Executive Officer. With respect to the 2018 performance-based restricted shares eligible to vest on February 27, 2021, the following number of shares were forfeited as a result of failure to achieve the threshold level of performance: Ms. Baier–207,469 shares; and Mr. Swain–53,248 shares.

Special Performance Compensation

The Committee evaluated the extraordinary efforts of management to successfully negotiate and close the HCS Sale and determined to award Ms. Baier, Mr. White, and Mr. Kaestner cash amounts of $100,000, $25,000, and $75,000, respectively. We entered into the definitive transaction agreement to sell 80% of our equity in our home health, hospice and outpatient therapy business to affiliates of HCA Healthcare on February 24, 2021, and we successfully closed the transaction on July 1, 2021. The HCS Sale generated $312.6 million of net cash proceeds, which strengthened our liquidity at a crucial time during the COVID-19 pandemic, and we retained a 20% interest in the venture allowing us to participate in future growth. The Committee also determined to award special performance bonuses in the aggregate amount of $48,000 to Mr. White for his service as interim leader of the compensation and benefits function throughout 2021 following the departure of our former Executive Vice President – Human Resources, which additional compensation ceased at the end of 2021.

2022 PROXY STATEMENT	37

Executive Compensation

Status of Outstanding Performance-Based Awards Granted Prior to 2021

As of December 31, 2021, the named executive officers held the number of performance-based restricted shares and RSUs awarded prior to 2021 as outlined in the table below. Vesting of the performance-based awards is subject to continued employment and achievement of performance objectives established by the Committee. Performance below the threshold level of achievement has resulted or will result in forfeiture of the applicable award, and vesting percentages will be interpolated between the steps shown in the table below.

Award Year	Performance Objective	Vesting Date	% of Award Eligible to Vest	Goals	Shares at Target

2019	3-Year Relative TSR (1)(2)	2/27/2023	150% (Max) 100% (Target) 50% (Threshold)	≥ 75th %ile 50th %ile 25th %ile	Ms. Baier	75,541
					Mr. Swain	20,674
					Mr. White	7,156
					Mr. Kaestner	5,566

2020	3-Year Relative TSR (1)	2/27/2024	150% (Max) 100% (Target) 50% (Threshold)	≥ 75th %ile 50th %ile 25th %ile	Ms. Baier	87,003
					Mr. Swain	30,185
					Mr. White	9,766
					Mr. Kaestner	6,215

(1)

3-Year Relative TSR compares our compound annual TSR to the constituent companies of the S&P Midcap 400 index for the three year period ending December 31, 2021 (for the 2019 award) and December 31, 2022 (for the 2020 award), assuming reinvestment of dividends or distributions. The award agreements provide that no additional shares beyond the target amount will be issued on such award if our compound annual TSR is negative for the applicable performance period.

(2)

Based on our actual relative TSR results for the three years ended December 31, 2021, all of the performance-based restricted shares eligible to vest on February 27, 2023 were forfeited on February 10, 2022 due to failure to achieve the threshold level of performance.

Other Compensation Policies

Annual Risk Assessment

In accordance with its charter, the Committee conducts an assessment annually of the relationship between our risk management policies and practices, corporate strategy, and our compensation arrangements. As part of this assessment, the Committee evaluates whether any incentive and other forms of pay encourage unnecessary or excessive risk taking. For our 2021 executive compensation program, the Committee concluded that the program, including the performance objectives and targets used for incentive compensation, is appropriately structured not to encourage unnecessary or excessive risk taking, and that any risks arising from the program are not reasonably likely to have a material adverse effect on us.

38

Compensation Discussion and Analysis

Stock Ownership and Retention Guidelines

Our stock ownership and retention guidelines are applicable to certain of our officers, including our named executive officers, and are intended to further align the interests of our executives with those of our stockholders. Our named executive officers are expected to hold a number of shares with a minimum market value expressed as a
Multiple of Base Salary
	Chief Executive Officer	5.0x
	Chief Financial Officer	4.0x
	Executive Vice Presidents	3.0x

multiple of their base salary as shown in the table. Unvested equity awards do not count toward the expected level of ownership, except that the estimated number of after-tax time-based equity awards scheduled to vest within 90 days may be counted towards compliance. The expected level of ownership must be achieved by the fifth anniversary of such officer’s becoming subject to the guidelines. We encourage our executives to retain shares obtained through our equity compensation programs, and until the expected ownership level is achieved the guidelines require each officer to retain at least 50% of after-tax shares obtained through those plans. This retention requirement also applies in situations where an officer has achieved the expected stock ownership level but changes in the market price of our stock or the officer’s base salary result in such officer’s failure to maintain the expected stock ownership level. All of our current named executive officers are in compliance with our stock ownership and retention guidelines and will be expected to retain at least 50% of their after-tax shares obtained through our equity compensation plans until they meet their applicable required holdings.

Policy on Derivatives, Hedging and Pledging

Our insider trading policy provides that no one subject to the policy, which includes all our directors, officers, employees and their immediate family members and controlled entities, may engage in short sales, puts, calls, or other derivative transactions, or in any hedging or monetization transactions (i.e., prepaid variable forward contracts, equity swaps, collars, and exchange funds), involving our securities. It also provides that our directors and officers may not pledge our securities as collateral for a loan, or hold our securities in a margin account.

Clawback Policies

The Committee has adopted a Clawback and Forfeiture Policy, which applies to our current and former officers as defined in Rule 16a-1 of the Exchange Act. By its terms, the policy will apply to all short-term and long-term cash or equity-based incentive compensation paid, earned, vested, or otherwise awarded based on performance objectives, beginning with the 2020 annual incentive plan and performance-based long-term incentive awards. The policy provides that in the event of any material financial restatement of our reported consolidated financial statements, or that the Committee otherwise determines that a financial metric used to determine the vesting or payment of any such performance-based compensation was calculated incorrectly in any material respect, the Committee, in its discretion, may require reimbursement of an amount equal to all or a portion of such performance-based compensation previously vested or paid for any performance periods which include any of the three full fiscal years immediately preceding the announcement of any financial restatement or the determination of any inaccuracy regarding calculation of a financial metric. The amount of the recoupment will be determined by the Committee in its discretion, up to the amount of such performance-based compensation previously paid or vested with respect to such officer that is in excess of the performance-based compensation that would have been received based on the correct financial metric or restated results. To the extent the Committee determines that any such amount should be recouped, the Committee may seek recovery by, among other things, requiring reimbursement of performance-based compensation previously paid, canceling or rescinding outstanding equity awards, adjusting or withholding unpaid compensation, or setting off against future grants of equity-based awards.

Our 2014 Omnibus Incentive Plan provides that any award thereunder shall be subject to forfeiture, reduction, or recoupment to the extent provided in our Clawback and Forfeiture Policy or any other future recoupment or clawback policy adopted by us. Awards thereunder continue to be subject to forfeiture, reduction, or recoupment to the extent we adopt a policy to comply with the requirements of any applicable laws, rules, regulations, or stock

2022 PROXY STATEMENT	39

Executive Compensation

exchange listing requirements, including pursuant to final SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and to the extent provided under applicable legal requirements which impose recoupment, including the Sarbanes-Oxley Act of 2002.

The long-term incentive award agreements for awards made in 2020 and after to the executive officers provide that in the event of a breach by the executive officer of the non-competition, non-solicitation, non-disparagement, or confidentiality covenants contained in the agreements, we will have the authority to cancel all such outstanding awards, cancel all shares of stock beneficially owned by the named executive officer that were issued in settlement of RSUs within 12 months on or prior to, or at any time after, the termination of the named executive officer’s employment, and recoup from the named executive officer any proceeds from such officer’s sale, transfer, or other disposition of any such cancellable shares or amounts paid under the award during such period.

To the extent the named executive officers are eligible to receive severance pay and benefits under Ms. Baier’s employment agreement and the Severance Policy (as defined below), as applicable, such agreement and policy provide that any breach of a restrictive covenant applicable to the named executive officer will result in the immediate and permanent cessation of payment of severance pay and benefits, the obligation of the named executive officer to repay to us upon our demand 90% of the amount or cost of such severance pay and benefits, and the obligation of the named executive officer to pay our costs and expenses to enforce such obligation.

Tax Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount that a company may deduct in any one year with respect to compensation paid to any “covered employee.” The Committee believes that the interests of our stockholders are best served if it maintains flexibility in compensating executive officers in a manner designed to promote varying corporate goals even though some compensation awards may result in non-deductible compensation expense. In making decisions about executive compensation, the Committee also considers the impact of other tax laws, including Section 409A of the Internal Revenue Code regarding non-qualified deferred compensation and Section 280G of the Internal Revenue Code regarding compensation in connection with a change in control.

Employment Agreement and Severance Policies Applicable to Named Executive Officers

We are party to an employment agreement dated November 3, 2021 with Ms. Baier. The agreement amended and restated her prior employment agreement dated March 1, 2018, which had auto-renewed for one year following the initial three-year term. The new employment agreement has a five year term, subject to automatic extensions for additional one year periods, unless either we or Ms. Baier gives written notice to the other party no less than 90 days prior to the expiration of the term that the term will not be extended. The employment agreement provides an initial base salary of $938,000 per year (Ms. Baier’s then current annual base salary), which shall be reviewed annually and may be increased from time to time at the Board’s sole discretion. Ms. Baier’s base salary may not be reduced without Ms. Baier’s approval. Ms. Baier will have an annual cash incentive opportunity target of 135% of cumulative base salary paid during the calendar year (Ms. Baier’s then current annual cash incentive opportunity target), subject to the terms of our annual incentive plan for senior executive officers. At least annually, Ms. Baier will be considered for an award of long-term incentive awards at a level commensurate with her position and in a form and on terms no less favorable than as provided to our other senior executive officers. Any reduction to such long-term incentive awards will be subject to the definition of good reason. We will provide Ms. Baier with basic term life insurance benefits of at least 100% of her base salary at no cost to Ms. Baier. Termination of Ms. Baier’s employment within 30 days of the end of the initial term or any renewal term of the Employment Agreement following the provision of written notice of non-renewal by the Company will be treated as a termination of Ms. Baier’s employment without cause for purposes of the employment agreement and her then outstanding long-term incentive awards. Under her employment agreement, Ms. Baier is entitled to severance payments if her employment is terminated by us without

40

Compensation Discussion and Analysis

cause or by her for good reason. Severance payments in connection with a change in control are “double trigger,” which requires the occurrence of a change in control followed by termination of employment within 18 months of the change in control by us without cause or by Ms. Baier for good reason. Any payments that are not deductible by us under Section 280G of the Internal Revenue Code will be cut back only to the extent that the cutback results in a better after-tax position for Ms. Baier. The employment agreement contains non-competition, non-solicitation, confidentiality, and mutual non-disparagement covenants. The non-competition restrictions will continue in effect during Ms. Baier’s employment and for one year following termination of employment. The non-solicitation restrictions will continue in effect during her employment and for two years following her termination of employment. The confidentiality and mutual non-disparagement obligations will apply during her employment and thereafter.

Our other named executive officers do not have employment agreements, but are eligible to participate in the Amended and Restated Tier I Severance Pay Policy dated February 10, 2022 (the “Severance Policy”). Under the Severance Policy, the participating named executive officers are entitled to severance payments if their employment is terminated by us without cause or, following a change in control, by the executive for good reason. The severance payments under the Severance Policy applicable in connection with a change in control are “double trigger,” which require the occurrence of a change in control followed by termination of employment by us without cause or by the executive for good reason. If payments pursuant to the Severance Policy and other arrangements are not deductible by us under Section 280G of the Internal Revenue Code, such payments shall be reduced (or repaid) in order to ensure our deduction of payments in connection with a change in control.

A detailed description of potential severance payments pursuant to the foregoing employment agreement and the Severance Policy, as well as the effect of certain terminations and a change in control pursuant to outstanding long-term incentive award agreements, is set forth under “Potential Payments Upon Termination or Change in Control” below.

2022 Compensation Decisions

When making annual compensation decisions for 2022, the Committee reviewed the compensation peer group used for 2021 decisions with the Consultant and, upon the Consultant’s recommendation, determined to remove Norwegian Cruise Line Holdings Ltd and to add Brinker International, Inc. and Mednax, Inc. The Consultant completed a market compensation study using this peer group. Following its review of our executive compensation program, the Committee approved the principal elements of compensation of our named executive officers for 2022 as summarized in the table below. Percentage changes from 2021 are based on the compensation arrangements in place as of December 31, 2021.

	2022 Base Salary	Change v. 2021	2022 Target Annual Incentive Opportunity	Change v. 2021	2022 Grant Value of Long- Term Incentive Awards (1)	Change v. 2021 (1)	2022 Target Total Direct Compensation	Change v. 2021

Ms. Baier	$975,000	4%	135%	–%	$5,000,000	-10%	$7,291,250	-6%

Mr. Swain	$590,000	3%	100%	–%	$1,775,000	-8%	$2,955,000	-4%

Mr. Bowman	$475,000	6%	100%	–%	$850,000	13%	$1,800,000	9%

Mr. White	$465,000	9%	80%	14%	$650,000	1%	$1,487,000	9%

Mr. Kaestner	$430,000	10%	80%	14%	$450,000	-7%	$1,224,000	7%

(1)

The dollar amount of the long-term incentive awards, and the percentage change versus 2021, is based on the grant value of such awards (i.e., the number of RSUs granted at target performance, multiplied by the stock price on the date of grant, and, for the 2021 performance-based cash awards, the target amount of cash).

2022 PROXY STATEMENT	41

Executive Compensation

The 2022 annual incentive plan, as approved by the Committee, continues to be based on company financial and strategic objectives weighted 70% and 30% of target, respectively, and will be measured on an annual basis. All amounts earned will be paid out following the end of the year. The financial objectives are our full-year 2022 consolidated portfolio RevPAR and consolidated facility operating income (FOI) excluding pandemic-related expenses, with the target levels of performance generally reflective of our 2022 budget approved by the Board at the beginning of 2022. The strategic objectives include retention of key community leadership at our consolidated comparable community portfolio and retention of our corporate associates. The 2022 plan also includes an ESG-related strategic objective focused on our diversity initiatives. Such objective will measure our progress on designing, developing, and deploying the Brookdale EXPAND program and completing an initial cohort. The Brookdale EXPAND program is designed to help develop and prepare a diverse cohort of high potential community leaders who have interest in future roles as executive directors of our communities.

A 50/50 grant value mix of time- and performance-based long-term incentive awards was used for the named executive officers, consistent with the 2021 program. The Committee evaluated the number of shares remaining available for issuance under our 2014 Omnibus Incentive Plan and considered the benefits of aligning executives’ interests with those of our stockholders created by awarding long-term compensation in the form of equity. For the 2022 program, the Committee determined to return to its pre-pandemic practice of awarding all long-term incentive awards in the form of RSUs. The performance objectives for the performance-based RSUs include year-over-year same community RevPAR growth for fiscal 2022, 2023, and 2024, weighted 75%, and TSR relative to the companies in the S&P 400 Index for the three-year period ending December 31, 2024, weighted 25%. Any performance-based RSUs earned from achievement of the RevPAR growth objectives are eligible to vest on February 27, 2025, subject to continued employment. Any performance-based RSUs earned from achievement of the relative TSR objective are eligible to vest on February 27, 2026, subject to continued employment. Performance at the threshold level of achievement for a performance objective will result in vesting of 25% for the RevPAR growth objectives and 50% for the relative TSR objective. Performance at the target and maximum level of achievement will result in vesting of 100% and 150%, respectively, for such objectives. Vesting percentages will be interpolated for performance between the levels. No additional RSUs beyond the target RSUs will be issued on the relative TSR performance objective if our compound annual TSR is negative for the performance period.

42

Compensation Committee Report

Compensation Committee Report

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on the review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included herein.

Respectfully submitted by the Compensation Committee of the Board,

COMPENSATION COMMITTEE

Victoria L. Freed, Chair

Frank M. Bumstead

Denise W. Warren

2022 PROXY STATEMENT	43

Executive Compensation

Summary Compensation Table for 2021

The following summary compensation table sets forth information concerning the compensation earned by, awarded to, or paid to our named executive officers for the periods indicated.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)

Lucinda M. Baier President and Chief Executive Officer	2021	938,000	100,000	2,765,005	1,488,391	8,852	5,300,248
	2020	938,000	1,044,698	4,939,153	158,288	7,331	7,087,470
	2019	910,000	–	4,773,420	657,295	10,186	6,350,901

Steven E. Swain Executive Vice President and Chief Financial Officer	2021	575,000	–	962,504	675,847	8,193	2,221,544
	2020	575,000	474,375	1,713,588	71,875	6,918	2,841,756
	2019	515,000	–	1,306,414	275,545	20,490	2,117,449

Kevin W. Bowman Executive Vice President – Community Operations	2021	339,844	–	159,968	253,921	16,847	770,580

Chad C. White Executive Vice President, General Counsel and Secretary	2021	425,000	73,000	322,502	349,677	7,143	1,177,322
	2020	425,000	245,438	554,395	37,188	5,643	1,267,364
	2019	397,500	40,000	452,219	148,874	7,807	1,046,400

H. Todd Kaestner Executive Vice President – Corporate Development and President – CCRCs	2021	390,000	75,000	242,503	320,880	7,596	1,035,979
	2020	355,000	205,013	352,797	31,063	7,182	951,055
	2019	344,500	–	351,731	129,024	9,134	834,389

Cindy R. Kent Former Executive Vice President and President – Senior Living Community Operations	2021	405,370	–	625,001	–	14,168	1,044,539
	2020	509,103	287,462	1,157,995	63,638	91,129	2,109,327

(1)

The named executive officers served in the positions noted in the table at all times during the years presented, except that: Mr. Bowman served as Division Vice President – Operations (West Division) before being appointed to his current role effective October 1, 2021; Mr. Kaestner served as Executive Vice President – Asset Management and Division President – Entry Fee from July 1, 2019 to July 31, 2021 and Executive Vice President – Corporate Development prior to that; and Ms. Kent served as Executive Vice President and President of Senior Living from January 6, 2020 through July 31, 2021 and Executive Vice President and President – Senior Living Community Operations from August 1, 2021 until her resignation effective October 1, 2021.

(2)

The 2021 amount for Ms. Baier and Mr. Kaestner consists of, and for Mr. White includes, a cash award paid to each of them for their successful closing of the Company’s sale of 80% of its equity in its Health Care Services segment on July 1, 2021. Mr. White’s 2021 amount also includes $48,000 of special performance amounts paid for his service as interim leader of the compensation and benefits functions throughout 2021.

(3)

Represents the aggregate grant date fair value of time-based RSUs awarded in 2021 and time- and performance-based RSUs and restricted stock awarded in prior years, in each case computed in accordance with ASC 718. See Note 2 to our Consolidated Financial Statements included in our 2021 Annual Report for a summary of the assumptions made in the valuation of these awards.

(4)	Represents the payout of each named executive officer’s annual cash incentive opportunity with respect to performance in the applicable year.

(5)

For each of the named executive officers, the 2021 amount includes the employer matching contribution to our 401(k) Plan and premiums on Company-provided life and disability insurance. For Mr. Bowman, the 2021 amount also includes the incremental cost to the Company of $12,549 for relocation assistance provided, including associated tax gross ups of $2,485. For Ms. Kent, the 2021 amount also includes $10,385, representing the payout of a portion of her accrued paid time off (PTO) balance in accordance with our PTO policy.

44

Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to our named executive officers in 2021. To the extent we declare cash or stock dividends on our shares of common stock, the RSUs awarded will accrue cash equivalents or shares to be paid only to the extent the underlying RSUs ultimately vest.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other StockAwards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)

Ms. Baier	– (1)	316,575	1,266,300	2,342,655

	2/22/2021 (2)	1,209,688	2,765,000	4,147,500

	2/22/2021 (3)				543,223	2,765,005

Mr. Swain	– (1)	143,750	575,000	1,063,750

	2/22/2021 (2)	421,094	962,500	1,443,750

	2/22/2021 (3)				189,097	962,504

Mr. Bowman	– (4)	29,363	117,451	217,285

	2/22/2021 (2)	19,141	43,750	65,625

	2/22/2021 (3)				17,191	87,502

	2/22/2021 (5)	–	43,750	–

	– (1)	28,448	113,793	210,517

	10/28/2021 (6)	30,194	72,466	108,699

	10/28/2021 (3)				10,832	72,466

Mr. White	– (1)	74,375	297,500	550,375

	2/22/2021 (2)	141,094	322,500	483,750

	2/22/2021 (3)				63,360	322,502

Mr. Kaestner	– (1)	68,250	273,000	505,050

	2/22/2021 (2)	106,094	242,500	363,750

	2/22/2021 (3)				47,643	242,503

Ms. Kent	– (1)	101,342	405,370	749,934

	2/22/2021 (2)	273,438	625,000	937,500
	2/22/2021 (3)				122,790	625,001

(1)

Amounts represent the threshold, target, and maximum payout levels under our 2021 annual incentive plan applicable to the executive officers, as described above. Amounts for Mr. Bowman reflect his participation in the plan beginning on October 1, 2021 in connection with his promotion. Amounts for Ms. Kent reflect her partial year of service. The actual payouts are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation for 2021 in the following amounts: Ms. Baier–$1,488,391; Mr. Swain–$675,847; Mr. Bowman–$124,370; Mr. White–$349,677; Mr. Kaestner–$320,880; and Ms. Kent–$0.

2022 PROXY STATEMENT	45

Executive Compensation

(2)

Represents performance-based awards granted under the 2014 Omnibus Incentive Plan, or for Ms. Baier outside the 2014 Omnibus Incentive Plan, denominated in cash (i.e., not indexed to or payable in stock). Seventy-five percent of the target cash awards are eligible to vest on February 27, 2024 and twenty-five percent are eligible to vest on February 27, 2025, in each case subject to continued employment and achievement of performance objectives established by the Committee. The portion of the target award eligible to vest on February 27, 2024 is divided into three equal tranches: resident and associate COVID-19 vaccine participation rate during 2021 and one-year same-community RevPAR growth for years 2022 and 2023. The portion of the target award eligible to vest on February 27, 2025 is subject to a relative TSR performance objective for the three year period ending December 31, 2023. Achievement at the threshold, target, and maximum or above performance levels will result in vesting of 50% (or 25% in the case of each of the vaccine participation objectives), 100%, and 150% of the target cash amount, respectively. No additional cash beyond the target cash amount will be paid on the relative TSR performance objective if our compound annual TSR is negative for the performance period. Vesting percentages will be interpolated for performance between the foregoing levels. Failure to achieve the threshold performance level will result in forfeiture of the applicable portion of such cash awards. Ms. Kent’s award was forfeited on October 1, 2021 in connection with her resignation.

(3)

Represents time-based RSUs granted under our 2014 Omnibus Incentive Plan which are eligible to vest ratably in four annual installments beginning on February 27, 2022 (November 19, 2022 for Mr. Bowman’s October 28, 2021 award), subject to continued employment. Each RSU is payable in the form of one share of our common stock upon vesting. Ms. Kent’s award was forfeited on October 1, 2021 in connection with her resignation.

(4)

Amounts represent the threshold, target, and maximum payout levels under our 2021 annual incentive plan applicable to the West Division leadership, as described above, and reflect Mr. Bowman’s participation in the plan until his promotion on October 1, 2021. The actual payout of $129,551 is reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation for 2021.

(5)

Represents a time-based award denominated in cash (i.e., not indexed to or payable in stock), which is eligible to vest ratably in four annual installments beginning on February 19, 2022, subject to continued employment.

(6)

Represents performance-based awards granted under the 2014 Omnibus Incentive Plan denominated in cash (i.e., not indexed to or payable in stock). The award is eligible to vest on November 19, 2024 subject to continued employment and achievement of performance objectives established by the Committee. The award is divided into three equal tranches: resident and associate COVID-19 vaccine participation rate during 2021 and one-year same-community RevPAR growth for years 2022 and 2023. Achievement at the threshold, target, and maximum or above performance levels will result in vesting of 50% (or 25% in the case of each of the vaccine participation objectives), 100%, and 150% of the target cash amount, respectively. Vesting percentages will be interpolated for performance between those levels. Failure to achieve the threshold performance level will result in forfeiture of the applicable portion of such cash award.

46

Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by each of our named executive officers as of December 31, 2021, with market values of such awards based on $5.16 per share, the closing market price of our stock on such date.

		Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Ms. Baier	1/5/2018	19,370	99,949

	1/5/2018	19,370	99,949

	3/5/2018	51,868	267,639

	2/11/2019	151,082	779,583	37,771 (2)	194,898

	2/12/2020	261,009	1,346,806	43,502 (3)	224,470

	2/22/2021	543,223	2,803,031

Mr. Swain	9/10/2018	13,313	68,695

	2/11/2019	41,349	213,361	10,337 (2)	53,339

	2/12/2020	90,555	467,264	15,093 (3)	77,880

	2/22/2021	189,097	975,741

Mr. Bowman	1/5/2018	2,418	12,477

	2/11/2019	5,955	30,728

	2/12/2020	9,972	51,456

	2/22/2021	17,191	88,706

	10/28/2021	10,832	55,893

Mr. White	1/5/2018	4,520	23,323

	1/5/2018	4,520	23,323

	2/11/2019	14,313	73,855	3,578 (2)	18,462

	2/12/2020	29,298	151,178	4,883 (3)	25,196

	2/22/2021	63,360	326,938

Mr. Kaestner	1/5/2018	4,520	23,323

	1/5/2018	4,520	23,323

	2/11/2019	11,133	57,446	2,783 (2)	14,360

	2/12/2020	18,644	96,203	3,108 (3)	16,037

	2/22/2021	47,643	245,838

(1)

Represents time-based restricted shares or RSUs, the vesting of which is subject to continued employment. The awards have vested or are eligible to vest ratably in four annual installments beginning on February 27 in the year following the year of grant, except that: with respect to the first award with a grant date of January 5, 2018 for Ms. Baier and Messrs. White and Kaestner, 75% of the award was eligible to vest and vested on February 27, 2021 and 25% of the award was eligible to vest and vested on February 27, 2022; with respect to Mr. Swain’s September 2018 award, the award has vested or is eligible to vest ratably in four annual installments beginning on November 19, 2019; and with respect to Mr. Bowman’s October 2021 award, the award is eligible to vest ratably in four annual installments beginning on November 19, 2022.

(2)

Represents performance-based restricted shares which were eligible to vest on February 27, 2023 subject to continued employment and the achievement of specified performance targets based on our 3-year relative TSR for the period of January 1, 2019 to December 31, 2021. The number of shares reported represents the threshold level of performance. Upon the Committee’s determination that the threshold level of performance had not been achieved, the named executive officers forfeited the following number of restricted shares on February 10, 2022: Ms. Baier–75,541; Mr. Swain–20,674; Mr. White–7,156; and Mr. Kaestner–5,566.

(3)

Represents performance-based RSUs eligible to vest on February 27, 2024 subject to continued employment and the achievement of specified performance targets based on our 3-year relative TSR for the period of January 1, 2020 to December 31, 2022. The number of shares reported represents the threshold level of performance.

2022 PROXY STATEMENT	47

Executive Compensation

Stock Vested for 2021

The following table summarizes the vesting of time-based restricted shares and RSUs and the value realized by our named executive officers as a result of such vesting during 2021.

	Stock Awards

	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Ms. Baier	317,160	1,845,871

Mr. Swain	64,171	384,524

Mr. Bowman	10,295	59,917

Mr. White	37,881	220,467

Mr. Kaestner	35,756	208,100

Ms. Kent	24,857	144,668

(1)

The value realized is based on the closing market price of the underlying stock on the date the shares vested (or the most recent trading day if such date was not a trading day): February 27, 2021 (Ms. Baier–317,160 shares; Mr. Swain–50,859 shares; Mr. Bowman–10,295 shares; Mr. White–37,881 shares; Mr. Kaestner–35,756 shares; and Ms. Kent–24,857 shares); and November 19, 2021 (Mr. Swain–13,312 shares).

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us. The Committee may elect to adopt qualified or non-qualified defined benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executive officers participates in or has an accrued benefit in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. The Committee may elect to adopt non-qualified defined contribution plans or other non-qualified deferred compensation plans in the future if it determines that doing so is in our best interests.

48

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control

The following table sets forth potential amounts payable upon termination of employment or a change in control to our named executive officers assuming termination of employment on December 31, 2021, with long-term equity incentive amounts based on $5.16 per share, the closing market price of our stock on December 31, 2021.

Name/Benefit	Voluntary Resignation by Executive ($)	Termination by us for Cause ($)	Termination by us without Cause ($)	Termination by us without Cause following a Change in Control ($)	Termination by Executive for Good Reason ($)	Disability ($)	Death ($)

Ms. Baier

Salary	–	–	1,407,000	1,876,000	1,407,000	–	–

Pro-Rata Bonus (1)	–	–	1,488,391	1,488,391	1,488,391	1,488,391	1,488,391

Severance Bonus	–	–	1,899,450	2,532,600	1,899,450	–	–

PTO	54,113	54,113	54,113	54,113	54,113	54,113	54,113

COBRA	–	–	17,885	17,885	17,885	–	–

Accelerated Vesting of Long-Term Incentive Awards (2)	–	–	2,439,049	8,351,674	2,239,151	2,439,049	2,439,049

Total	54,113	54,113	7,305,888	14,320,663	7,106,990	3,981,553	3,981,553

Mr. Swain

Salary	–	–	575,000	862,500	–	–	–

Pro-Rata Bonus (1)	–	–	675,847	675,847	–	675,847	675,847

Severance Bonus	–	–	575,000	862,500	–	–	–

PTO	21,020	21,020	21,020	21,020	21,020	21,020	21,020

COBRA	–	–	10,251	15,377	–	–	–

Accelerated Vesting of Long-Term Incentive Awards (2)	–	–	725,452	2,753,080	–	725,452	725,452

Total	21,020	21,020	2,582,570	5,190,324	21,020	1,422,319	1,422,319

Mr. Bowman

Salary	–	–	450,000	675,000	–	–	–

Pro-Rata Bonus (1)	–	–	253,921	253,921	–	253,921	253,921

Severance Bonus	–	–	231,244	346,867	–	–	–

PTO	25,962	25,962	25,962	25,962	25,962	25,962	25,962

COBRA	–	–	16,183	24,275	–	–	–

Accelerated Vesting of Long-Term Incentive Awards (2)	–	–	60,702	383,790	–	60,702	60,702

Total	25,962	25,962	1,038,012	1,709,815	25,962	340,585	340,585

Mr. White

Salary	–	–	425,000	637,500	–	–	–

Pro-Rata Bonus (1)	–	–	349,677	349,677	–	349,677	349,677

Severance Bonus	–	–	297,500	446,250	–	–	–

PTO	24,520	24,520	24,520	24,520	24,520	24,520	24,520

COBRA	–	–	–	–	–	–	–

Accelerated Vesting of Long-Term Incentive Awards (2)	–	–	266,089	941,275	–	266,089	266,089

Total	24,520	24,520	1,362,786	2,399,222	24,520	640,286	640,286

2022 PROXY STATEMENT	49

Executive Compensation

Name/Benefit	Voluntary Resignation by Executive ($)	Termination by us for Cause ($)	Termination by us without Cause ($)	Termination by us without Cause following a Change in Control ($)	Termination by Executive for Good Reason ($)	Disability ($)	Death ($)

Mr. Kaestner

Salary	–	–	390,000	585,000	390,000	–	–

Pro-Rata Bonus (1)	–	–	320,880	320,880	–	320,880	320,880

Severance Bonus	–	–	273,000	409,500	204,750	–	–

PTO	22,500	22,500	22,500	22,500	22,500	22,500	22,500

COBRA	–	–	11,923	17,885	11,923	–	–

Accelerated Vesting of Long-Term Incentive Awards (2)	–	–	206,783	697,969	–	206,783	206,783

Total	22,500	22,500	1,225,086	2,053,734	629,173	550,163	550,163

(1)	The amounts listed in the applicable columns represent the amount payable to the named executive officer under the 2021 annual incentive plan based on our actual performance in 2021.

(2)

The amounts in the applicable columns include accelerated vesting of long-term incentive awards pursuant to the severance terms of the applicable award agreements described below. With respect to the amounts set forth for “Termination by us without Cause” and, for Ms. Baier, “Termination by Executive for Good Reason,” the reported amounts: (i) include the future vesting amount of the first tranche (COVID-19 vaccine acceptance objectives) of the performance-based cash awards granted in 2021 after giving effect to our actual performance for the performance period ended December 31, 2021; (ii) exclude the performance-based restricted shares granted in 2019 due to the threshold level of performance for the relative TSR objective not being achieved for the performance period ending December 31, 2021; and (iii) exclude the potential future vesting of 50% of the fourth tranche (relative TSR objective) of the outstanding 2020 performance-based RSU awards and the potential future vesting of 25% of the fourth tranche (relative TSR objective) of the outstanding 2021 performance-based cash awards, which in both cases have performance periods ending subsequent to December 31, 2021. See below for a description of the treatment of certain terminations of employment under the outstanding long-term incentive awards.

In connection with Ms. Kent’s voluntary resignation effective October 1, 2021, we paid her $10,385, representing her outstanding PTO balance as limited by our policy.

Severance Arrangements

Our employment agreement with Ms. Baier and the Severance Policy provide for severance payments and benefits for certain terminations of employment of our named executive officers. In addition, long-term incentive award agreements with the named executive officers provide for the treatment of outstanding long-term incentive awards upon certain terminations of employment. Summaries of such arrangements are set forth below. Unless otherwise indicated, “cause,” “good reason” and “change in control” are defined in the employment agreement or Severance Policy, as applicable, or with respect to the outstanding long-term incentive award agreements, our 2014 Omnibus Incentive Plan or such long-term incentive award agreements as applicable. In addition to the severance pay and benefits described below, upon any termination of a named executive officer’s employment, the executive will be entitled to receive a payout of up to 80 hours of the executive’s paid time off (PTO) balance for terminations of employment on or after January 1, 2022. Upon termination of a named executive officer’s employment due to death or disability, our annual incentive plan and Ms. Baier’s employment agreement provide that the annual bonus will be paid to the extend earned, pro-rated based on the number of days employed during the year.

Employment Agreement

Under Ms. Baier’s employment agreement, in the event her employment is terminated by us without cause or by Ms. Baier for good reason, in each case other than within 18 months following a change in control, she will be entitled to: (i) 150% of her base salary and target annual bonus for the year of termination, payable over 18 months; (ii) an annual bonus for the year of termination (to the extent earned under the terms of the bonus plan), pro-rated based on the number of days she was employed, and (iii) if then eligible for, and she elects continuation of health coverage under COBRA, we will pay the employer portion of her COBRA premium payments for 18 months as if she were still an active employee (the “COBRA Benefits”).

50

Potential Payments Upon Termination or Change in Control

In the event Ms. Baier’s employment is terminated by us without cause or by Ms. Baier for good reason, in each case within 18 months following a change in control, she will be entitled to: (i) 200% of her base salary and her target bonus for the year of termination payable in a lump sum upon such termination, (ii) her target annual bonus for the year of termination, pro-rated based on the number of days she was employed, payable in a lump sum upon such termination, and (iii) the COBRA Benefits for 18 months. Ms. Baier’s former employment agreement, which was amended and restated effective November 3, 2021, provided for payment of amounts under (i) over 18 months and provided that amounts under (ii) would be calculated based on our actual performance under the applicable bonus plan.

If Ms. Baier’s employment is terminated by reason of her death or “disability” (as defined in the employment agreement), she (or her beneficiary or estate, as applicable) will be entitled to receive an annual bonus for the year of termination (to the extent earned under the terms of the bonus plan), pro-rated based on the number of days she was employed.

Payments of such severance pay and benefits under the employment agreement are conditioned on Ms. Baier having signed and returned an effective waiver and release of claims in a form satisfactory to us and continuing to comply with all applicable restrictive covenants. She must acknowledge in such release that all restrictive covenants to which she is a party will remain in force for the period specified in such covenants. A breach of such covenants will result in the cessation of severance pay and benefits and may result in her being required to repay certain severance pay and benefits already provided as well as certain costs and expenses.

Termination of Ms. Baier’s employment within 30 days of the end of the initial term or any renewal term of the employment agreement following the provision of written notice of non-renewal by us will be treated as a termination of Ms. Baier’s employment without cause for purposes of the employment agreement and for purposes of any outstanding long-term incentive awards.

With respect to any termination of Ms. Baier’s employment, treatment of outstanding equity awards will be as provided in the applicable award agreement governing such awards, as described below. Any payments that are not deductible by us under Section 280G of the Internal Revenue Code will be cut back only to the extent that the cutback results in a better after-tax position for Ms. Baier.

The employment agreement contains non-competition, non-solicitation, confidentiality, and mutual non-disparagement covenants. The non-competition restrictions will continue in effect during Ms. Baier’s employment and for one year following termination of employment. The non-solicitation restrictions will continue in effect during her employment and for two years following her termination of employment. The confidentiality and mutual non-disparagement obligations will apply during her employment and thereafter. Ms. Baier’s long-term incentive awards also contain non-competition, non-solicitation, confidentiality, and mutual non-disparagement covenants.

2022 PROXY STATEMENT	51

Executive Compensation

Severance Policy

Each of the named executive officers, other than Ms. Baier, participates in the Severance Policy. Mr. Kaestner is party to a separate letter agreement with us dated effective as of August 6, 2010, which provides for certain modifications of the Severance Policy as it applies to Mr. Kaestner, described further below. The table below sets forth the severance pay and benefits available under the Severance Policy, as it was amended and restated effective February 10, 2022, for the participating named executive officers assuming a “separation from service” (as defined in the Severance Policy) without cause or, within 18 months following a change in control, without cause or for good reason.

Separation without Cause Not within 18 Months Following Change in Control	Separation without Cause or for Good Reason within 18 Months Following Change in Control

•  100% of base salary and target annual bonus payable over 12 months following separation

•  Pro-rated annual bonus for the year of termination to the extent earned, payable when such bonus would otherwise be due

•  COBRA Benefits for 12 months

•  150% of base salary and target annual bonus payable in a lump sum upon separation

•  Pro-rated target annual bonus for the year of separation payable in a lump sum upon such separation

•  COBRA Benefits for 18 months

Prior to amending and restating the Severance Policy effective February 10, 2022, upon the occurrence of a separation without cause or for good reason within 18 months following a change in control, the Severance Policy provided for payment of 150% of base salary and target annual bonus over 18 months and provided that the pro-rated annual bonus amount would be calculated based on our actual performance under the applicable bonus plan.

Pursuant to Mr. Kaestner’s 2010 letter agreement, if he separates from service for good reason otherwise than within 18 months following a change in control, he will be eligible to receive 100% of his annual salary and 75% of his target annual bonus payable over 12 months following separation.

Payments of the foregoing severance pay and benefits under the Severance Policy are conditioned upon the executive having signed and returned an effective waiver and release of claims in a form satisfactory to us, the executive having executed and delivered an enforceable non-competition covenant acceptable to the Company with a duration of 12 months following termination of employment, and the executive continuing to comply with all applicable restrictive covenants. The executive must acknowledge in the waiver and release that all restrictive covenants, including the foregoing non-competition covenant and covenants contained in long-term incentive award agreements to which he or she is a party will remain in force for the period specified in such covenants. A breach of such covenants will result in the cessation of severance pay and benefits and may result in such executive’s being required to repay certain severance pay and benefits already provided as well as certain costs and expenses. If payments pursuant to the Severance Policy are not deductible by us under Section 280G of the Internal Revenue Code, such payments shall be reduced (or repaid) in order to ensure our deduction of payments in connection with a change in control.

Outstanding Long-Term Incentive Award Agreements

Time-Based Restricted Shares Granted Prior to 2020

With respect to outstanding time-based restricted shares granted prior to 2020 to the named executive officers other than Mr. Bowman: (i) if an executive’s employment is terminated by us without cause or due to death or disability (or with respect to Ms. Baier’s awards granted on or after March 1, 2018 by her for good reason as defined in her employment agreement), the next tranche of unvested restricted shares will immediately vest and the remaining

52

Potential Payments Upon Termination or Change in Control

unvested restricted shares will immediately be forfeited; (ii) upon the occurrence of a change in control, the next tranche of unvested restricted shares will immediately vest and the remaining unvested restricted shares will remain outstanding and eligible to vest on the previously established vesting dates, subject to continued employment, and (iii) in the event an executive’s employment is terminated by us without cause or by the executive for good reason (as defined in Ms. Baier’s employment agreement or the Severance Policy, as applicable) within 12 months following a change in control, all remaining unvested restricted shares will immediately vest. With respect to outstanding time-based restricted shares granted prior to 2020 to Mr. Bowman: (i) if the executive’s employment is terminated by us without cause within sixty days before the next normally scheduled vesting date, such next tranche of unvested restricted shares will immediately vest and the remaining unvested restricted shares will immediately be forfeited; (ii) if the executive’s employment is terminated due to death or disability, the next tranche of unvested restricted shares will immediately vest and the remaining unvested restricted shares will immediately be forfeited; (iii) upon the occurrence of a change in control, the next tranche of unvested restricted shares will immediately vest and the remaining unvested restricted shares will remain outstanding and eligible to vest on the previously established vesting dates, subject to continued employment, and (iv) in the event an executive’s employment is terminated by us without cause within 12 months following a change in control, all remaining unvested restricted shares will immediately vest.

Time-Based Long-Term Incentive Awards Granted in 2020 to 2022

With respect to outstanding time-based RSUs granted in 2020 to 2022 other than Mr. Bowman’s 2020 award: (i) if an executive’s employment is terminated by us without cause or due to death or disability (or with respect to Ms. Baier’s awards, by her for good reason as defined in her employment agreement), the next tranche of unvested RSUs will vest upon such termination and be settled within 30 days, and the remaining outstanding RSUs will immediately be forfeited; provided, with respect to the 2021 and 2022 awards, such acceleration upon termination due to disability will not apply unless the executive provided services on at least one day in the one-year period immediately preceding the vesting date of such next tranche; (ii) upon the occurrence of a change in control in which the outstanding RSUs are not assumed, continued, or substituted with an award relating to a publicly-traded security of the acquiror (or the Company) on the same terms and conditions that were applicable to the outstanding RSUs immediately prior to the change in control, such outstanding RSUs will vest and be settled upon consummation of the change in control; and (iii) in the event an executive’s employment is terminated by us without cause or by the executive for good reason (as defined in Ms. Baier’s employment agreement or the Severance Policy, as applicable) within 12 months following a change in control in which such outstanding RSUs were assumed, continued, or substituted, all RSUs outstanding at the time of such termination will vest upon such termination and be settled within 30 days. Mr. Bowman’s time-based cash award granted in 2021 includes the same treatment for applicable terminations of employment. With respect to outstanding time-based RSUs granted in 2020 to Mr. Bowman: (i) if the executive’s employment is terminated by us without cause within sixty days before the next normally scheduled vesting date, such next tranche of unvested RSUs will vest upon such termination and be settled within 30 days, and the remaining RSUs will immediately be forfeited; (ii) if the executive’s employment is terminated due to death or disability, the next tranche of unvested RSUs will vest upon such termination and be settled within 30 days, and the remaining outstanding RSUs will immediately be forfeited; (iii) upon the occurrence of a change in control in which the outstanding RSUs are not assumed, continued, or substituted with an award relating to a publicly-traded security of the acquiror (or the Company) on the same terms and conditions that were applicable to the outstanding RSUs immediately prior to the change in control, such outstanding RSUs will vest and be settled upon consummation of the change in control; and (iv) in the event the executive’s employment is terminated by us without cause within 12 months following a change in control in which such outstanding RSUs were assumed, continued, or substituted, all RSUs outstanding at the time of such termination will vest upon such termination and be settled within 30 days.

Performance-Based RSUs Granted in 2020

With respect to performance-based RSUs granted in 2020 which are eligible to vest on February 27, 2024, if an executive’s employment is terminated by us without cause or due to death or disability (or with respect to Ms. Baier’s award, by her for good reason as defined in her employment agreement), a pro-rata percentage of the RSUs will

2022 PROXY STATEMENT	53

Executive Compensation

remain outstanding following such termination and will be eligible to vest subject to achievement of the performance criteria as of the applicable vesting date, and the remaining outstanding RSUs will immediately be forfeited. For purposes of these awards, the pro-rata percentage means: 25%, 50%, 75% and 100% if such termination of employment had occurred or occurs on or prior to February 27, 2021, after February 27, 2021 but on or prior to February 27, 2022, after February 27, 2022 but on or prior to February 27, 2023, and after February 27, 2023, respectively.

Under the terms of such outstanding RSUs, upon the occurrence of a change in control in which the outstanding RSUs are not assumed, continued, or substituted with an award relating to a publicly-traded security of the acquiror (or the Company) on the same terms and conditions that were applicable to the outstanding RSUs immediately prior to the change in control, such outstanding RSUs will vest and be settled upon consummation of the change in control. If such outstanding awards are so assumed, continued, or substituted, the outstanding RSUs will continue to vest at target level performance conditioned only upon continued employment if such change in control occurs prior to the conclusion of the performance period on December 31, 2022, and the outstanding RSUs determined after application of the performance criteria will continue to vest conditioned only upon continued employment if such change in control occurs on or after conclusion of such performance period. With respect to such assumed, continued, or substituted RSUs, in the event an executive’s employment is terminated by us without cause or by the executive for good reason (as defined in Ms. Baier’s employment agreement or the Severance Policy, as applicable) within 12 months following a change in control, all RSUs outstanding at the time of such termination will vest upon such termination and be settled within 30 days.

Performance-Based Cash Awards Granted in 2021

With respect to performance-based cash awards granted in 2021 for which the first three tranches are eligible to vest on February 27, 2024 and the fourth tranche is eligible to vest on February 27, 2025, if an executive’s employment is terminated by us without cause or due to death or disability (or with respect to Ms. Baier’s award, by her for good reason as defined in her employment agreement), the following percentages of the applicable tranches that are outstanding effective on the date of such termination of employment shall remain outstanding following such termination and shall be eligible to vest (including any additional cash amounts resulting from our performance) subject to the achievement of the applicable performance criteria: 100% of the first tranche and 25% of the fourth tranche for such termination that had occurred on or prior to February 27, 2022; 100% of the first tranche and second tranche, and 50% of the fourth tranche, for such termination that occurs after February 27, 2022 and on or prior to February 27, 2023; 100% of the first tranche, second tranche, and third tranche, and 75% of the fourth tranche, for such termination that occurs after February 27, 2023 and on or prior to February 27, 2024; and 100% of the fourth tranche for such termination that occurs after February 27, 2024. However, with respect to termination of employment due to disability, if the executive did not provide services on at least one day in the one-year period immediately preceding the later date of the applicable clause above, then the treatment of the outstanding tranches will be as set forth in the earlier clause for which the executive provided services at least one day in the one-year period immediately preceding the later date set forth in such clause. Mr. Bowman’s performance-based cash award granted on October 28, 2021, does not include the fourth tranche.

Under the terms of such outstanding awards, upon the occurrence of a change in control in which the outstanding awards are not assumed, continued, or substituted with an award on the same terms and conditions that were applicable to the outstanding awards immediately prior to the change in control, such outstanding awards will vest and be settled upon consummation of the change in control. If such outstanding awards are so assumed, continued, or substituted, the amount of then outstanding awards will continue to vest conditioned only upon continued employment. With respect to such assumed, continued, or substituted awards, in the event an executive’s employment is terminated by us without cause or by the executive for good reason (as defined in Ms. Baier’s employment agreement or the Severance Policy, as applicable) within 12 months following a change in control, all awards outstanding at the time of such termination will vest upon such termination and be settled within 30 days. The amount of outstanding cash with respect to each tranche of the award for which the performance period has concluded at the time of such change in control will be such amount as determined after application of the applicable

54

Potential Payments Upon Termination or Change in Control

performance objective (including any additional award amounts resulting from our performance for a completed performance period), and will be deemed to be the target amount if such performance period has not concluded at the time of such change in control.

Performance-Based RSUs Granted in 2022

With respect to performance-based RSUs granted in 2022, for which the first three tranches are eligible to vest on February 27, 2025 and the fourth tranche is eligible to vest on February 27, 2026, if an executive’s employment is terminated by us without cause or due to death or disability (or with respect to Ms. Baier’s award, by her for good reason as defined in her employment agreement), the following percentages of the applicable tranches that are outstanding effective on the date of such termination of employment shall remain outstanding following such termination and shall be eligible to vest (including any additional award amounts resulting from our performance) subject to the achievement of the applicable performance criteria: 100% of the first tranche and 25% of the fourth tranche for such termination that occurs on or prior to February 27, 2023; 100% of the first tranche and second tranche, and 50% of the fourth tranche, for such termination that occurs after February 27, 2023 and on or prior to February 27, 2024; 100% of the first tranche, second tranche, and third tranche, and 75% of the fourth tranche, for such termination that occurs after February 27, 2024 and on or prior to February 27, 2025; and 100% of the fourth tranche for such termination that occurs after February 27, 2025. However, with respect to termination of employment due to disability, if the executive did not provide services on at least one day in the one-year period immediately preceding the later date of the applicable clause above, then the treatment of the outstanding tranches will be as set forth in the earlier clause for which the executive provided services at least one day in the one-year period immediately preceding the later date set forth in such clause.

Under the terms of such outstanding awards, upon the occurrence of a change in control in which the outstanding awards are not assumed, continued, or substituted with an award on the same terms and conditions that were applicable to the outstanding awards immediately prior to the change in control, such outstanding awards will vest and be settled upon consummation of the change in control. If such outstanding awards are so assumed, continued, or substituted, the amount of then outstanding awards will continue to vest conditioned only upon continued employment. With respect to such assumed, continued, or substituted awards, in the event an executive’s employment is terminated by us without cause or by the executive for good reason (as defined in Ms. Baier’s employment agreement or the Severance Policy, as applicable) within 12 months following a change in control, all awards outstanding at the time of such termination will vest upon such termination and be settled within 30 days. The number of outstanding RSUs with respect to each tranche of the award for which the performance period has concluded at the time of such change in control will be such amount as determined after application of the applicable performance objective (including any additional award amounts resulting from our performance for a completed performance period), and will be deemed to be the target amount if such performance period has not concluded at the time of such change in control.

Definitions of Change in Control, Cause and Good Reason

Under Ms. Baier’s employment agreement, the Severance Policy, and our 2014 Omnibus Incentive Plan, a “change in control” shall be deemed to have occurred if (a) any person becomes the beneficial owner of securities representing fifty percent (50%) or more of the combined voting power of our outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from us or any of our affiliates); (b) if the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who were directors on June 5, 2014 and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on June 5, 2014 or whose appointment, election or nomination for election was previously so approved or recommended; (c) we or any of our subsidiaries merge or consolidate with any other corporation, except when the individuals who comprise the Board immediately prior to the transaction constitute at least a majority of the Board of Directors of the surviving entity (or its ultimate parent); or (d) our

2022 PROXY STATEMENT	55

Executive Compensation

stockholders approve a plan of liquidation or dissolution or we complete the sale of all or substantially all of our assets (other than a sale to an entity, at least fifty percent (50%) of the combined voting power of the securities of which are owned by our stockholders after the transaction in substantially the same proportions as their ownership of us prior to the transaction, or other than a sale immediately following which the individuals who comprise the Board immediately prior to the transaction constitute at least a majority of the Board of Directors of the entity to which the assets are sold (or its ultimate parent)). In any event, a “change of control” shall not be deemed to have occurred by virtue of the consummation of any transaction (or series of integrated transactions) immediately following which our stockholders prior to the transaction(s) continue to have substantially the same proportionate ownership in any entity which owns all or substantially all of the assets of the us immediately following such transaction(s). In connection with the amendment and restatement of Ms. Baier’s employment agreement effective November 3, 2021 and the Severance Policy effective February 10, 2022, the definitions of change in control were amended to include (b) above, which harmonized the definition of change in control among our 2014 Omnibus Incentive Plan, the employment agreement, and the Severance Policy.

Under Ms. Baier’s employment agreement and the Severance Policy, “cause” means (a) conviction of, guilty plea concerning or confession of any felony; (b) any act of fraud, theft or embezzlement committed by the executive in connection with our or our subsidiaries’ business; (c) any material breach of any reasonable and lawful rule or directive; (d) the gross or willful neglect of duties or gross misconduct by the executive; or (e) the habitual use of drugs or habitual, excessive use of alcohol to the extent that any of such uses in the Board’s good faith determination materially interferes with the performance of the executive’s duties. For purposes of Ms. Baier’s employment agreement, “cause” is also defined to include any material breach by Ms. Baier of the agreement, after notice and opportunity to cure. Under the 2014 Omnibus Incentive Plan, unless otherwise defined in an employment agreement applicable to the executive, “cause” means the continued failure of the executive to substantially perform his or her duties and obligations, the executive’s fraud or material dishonesty against us, or the executive’s conviction or plea of guilty or nolo contendere for the commission of a felony or a crime involving material dishonesty.

Under Ms. Baier’s employment agreement and the Severance Policy, “good reason” means the occurrence, without the executive’s written consent, of any of the following circumstances, unless such circumstances are fully corrected by us within thirty (30) days following written notice by the executive that he or she intends to terminate employment for one of the reasons set forth below: (i) the failure by us to pay to the executive any portion of his or her base salary or bonus within thirty (30) days of the date such compensation is due; (ii) the relocation of the executive’s principal office to a location outside a fifty (50) mile radius from the executive’s present principal office location; or (iii) the executive is assigned duties, compensation or responsibilities that are materially and significantly reduced with respect to the scope or nature of his or her duties, compensation and/or responsibilities. For purposes of Ms. Baier’s employment agreement, “good reason” is also defined to include any material breach by us of the agreement.

56

Compensation Committee Interlocks and Insider Participation

Compensation Committee Interlocks and Insider Participation

During 2021, Mses. Freed and Warren and Mr. Bumstead served on the Committee. None of these persons has at any time been an officer or employee of us or any of our subsidiaries. In addition, there are no relationships among our executive officers, members of the Committee or entities whose executives serve on the Board or the Committee that require disclosure under applicable SEC regulations.

Pay Ratio

For 2021, the ratio of the total annual compensation of Ms. Baier as reported in the “total” column of the Summary Compensation Table to the median of the annual total compensation of all of our other employees was 221:1. The median of the annual total compensation of our employees other than Ms. Baier, including part-time employees and those who served a partial year, was $24,035 for 2021. We identified the median employee using our employee population of approximately 33,000 employees as of December 31, 2021, 27% of whom were part-time. In accordance with SEC rules for calculating the ratio, we did not make any full-time equivalent adjustments to compensation of our part-time employees, any annualized adjustments for employees who served the partial year, or any adjustments to Ms. Baier’s compensation to reflect amounts actually earned, or not earned, for 2021 performance.

Consistent with the prior year, to identify the median employee, we used amounts reported in box 5 of wage statements on Form W-2 as our consistently applied compensation measure. We then calculated the annual total compensation for the identified employee in accordance with the requirements of the Summary Compensation Table (including matching contributions to our 401(k) Plan and premiums on Company-provided life and disability insurance).

2022 PROXY STATEMENT	57

Proposal 2: Advisory Approval of Named Executive Officer Compensation

In accordance with the requirements of Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this proxy statement. This disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables.

As described in greater detail elsewhere in this proxy statement, the Compensation Committee’s philosophy is to ensure market-competitive executive compensation opportunities through a program designed to emphasize pay for performance, align our executives’ long-term interests with those of our stockholders, and attract and retain key executives to execute on our strategy. At our 2021 annual meeting of stockholders, more than 98% of the votes cast on the say-on-pay advisory vote were in favor of our executive compensation program, which the Compensation Committee believes affirmed our stockholders’ support of our executive compensation approach and provided assurance the program is reasonable and aligned with stockholder expectations.

For the 2021 executive compensation program, the Committee used short- and long-term performance objectives to incentivize management’s efforts to recover occupancy lost due to the COVID-19 pandemic while maintaining rate and expense discipline and continuing to prioritize the health and wellbeing of our residents and associates. For the year, we achieved ten consecutive months of weighted average consolidated senior housing occupancy growth after incurring 1,330 basis points of weighted average occupancy loss over twelve consecutive months due to the pandemic. Accomplishing the performance objectives not only initiated our robust recovery from the pandemic, but also laid the foundation for Brookdale’s future success.

At the 2022 Annual Meeting, the Board will request your advisory vote on the following resolution:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This vote is advisory, which means it is not binding on us and will not be construed as overruling a decision by us, the Board or the Compensation Committee or creating or implying any additional fiduciary duty for any of them. In addition, the vote is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement. Although the vote is non-binding, the Compensation Committee values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for named executive officers. The next say-on-pay vote is expected to be held at the 2023 Annual Meeting.

✔	The Board unanimously recommends that you vote “FOR” approval of the resolution. Unless otherwise instructed, the named proxies will vote all proxies we receive “FOR” the proposal.

58

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm for 2022

Proposed Independent Registered Public Accounting Firm

In accordance with its charter, the Audit Committee has selected the firm of Ernst & Young LLP (“EY”) to be Brookdale’s independent registered public accounting firm for the year 2022 and has further directed that the Audit Committee’s appointment of EY be submitted for ratification by our stockholders at the Annual Meeting. If the stockholders do not ratify this appointment, the Audit Committee will re-evaluate its appointment of EY.

EY was also Brookdale’s independent registered public accounting firm for 2021 and has been Brookdale’s independent registered public accounting firm since 1993. Before selecting EY, the Audit Committee carefully considered EY’s qualifications as independent auditors for Brookdale. This included a review of its performance in prior years, as well as its reputation for integrity, competence in the fields of accounting and auditing, and the potential impact of changing independent auditors. The Audit Committee has expressed its satisfaction with EY in all of these respects. The Audit Committee’s review included inquiry concerning any litigation involving EY and any proceedings by the SEC against the firm. In this respect, the Audit Committee has concluded that the ability of EY to perform services for Brookdale is in no way adversely affected by any such investigation or litigation. The Audit Committee’s review also included an assessment of whether the provision of the non-audit services described below is compatible with auditor independence, and concluded that such non-audit services do not compromise the independence of EY.

The Audit Committee also oversees the work of EY, and EY reports directly to the Audit Committee in this regard. The Audit Committee is directly involved in the selection of any new lead engagement partner in connection with the mandated rotation of the lead engagement partner. The Audit Committee also reviews and approves EY’s annual engagement letter, including the proposed fees, and determines or sets the policy regarding all audit, and all permitted non-audit, engagements and relationships between Brookdale and EY. The Audit Committee also reviews and discusses with EY their annual audit plan, including the timing and scope of audit activities, and monitors the progress and results of the plan during the year.

A representative of EY will be present at the Annual Meeting, either in person or by teleconference, will have an opportunity to make a statement, and will be available to respond to appropriate questions from stockholders.

✔

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of EY as Brookdale’s independent registered public accounting firm for 2022. Unless otherwise instructed, the named proxies will vote all proxies we receive “FOR” the proposal.

2022 PROXY STATEMENT	59

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm for 2022

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

The following table shows information about the respective fees billed by EY during or related to the fiscal years ended December 31, 2021 and 2020.

	2021	2020

Audit Fees	$2,230,000	$2,217,000

Audit-Related Fees	$–	$–

Tax Fees	$1,885	$950

All Other Fees	$–	$–

Total	$2,231,885	$2,217,950

“Audit Fees” include fees for the audit of the Company’s annual financial statements and those of our captive insurance company, review of financial statements included in the Company’s quarterly reports (Forms 10-Q), and fees for the audit of internal control over financial reporting. This category also includes review of the offering documents and issuance of a comfort letter associated with our offering of convertible senior notes during 2021.

“Tax Fees” include fees for professional services rendered by EY for tax compliance, tax advice, and tax planning. These corporate tax services include technical tax advice on tax matters, assistance with preparing tax returns, value added tax, government sales tax and equivalent tax matters in local jurisdictions, assistance with local tax authority documentation and reporting requirements for tax compliance purposes, and tax advice related to mergers and acquisitions.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee or one of its members of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm. In the early part of each year, the Audit Committee approves the proposed services, including the nature, type, and scope of services contemplated and the related fees, to be rendered by any such firm during the year. In addition, pre-approval by the Audit Committee or one of its members is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved in compliance with the Audit Committee pre-approval policies and procedures described herein.

60

Audit Committee Report

Audit Committee Report

The Audit Committee has reviewed Brookdale’s audited consolidated financial statements as of and for the year ended December 31, 2021 and discussed these financial statements with Brookdale’s management, including a discussion of the quality and the acceptability of the accounting principles, the reasonableness of significant judgments and estimates, and the clarity and completeness of disclosures in the financial statements. As Brookdale’s independent registered public accounting firm, EY is responsible for performing an independent audit of Brookdale’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit of the financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee has also reviewed and discussed with EY the audited financial statements, the matters required to be discussed under applicable auditing standards (including Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board), and other matters the Committee deemed appropriate. The Audit Committee has received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY such firm’s independence. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to Brookdale is compatible with maintaining such auditors’ independence.

Based on the review and discussions with management and EY described above, and its review of the representations and information provided by management and EY, the Audit Committee recommended to Brookdale’s Board of Directors that the audited financial statements be included in Brookdale’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors,

AUDIT COMMITTEE

Denise W. Warren, Chair

Jordan R. Asher

Marcus E. Bromley

Lee S. Wielansky

2022 PROXY STATEMENT	61

Certain Relationships and Related Transactions

The Board has adopted a written Policy and Procedures with Respect to Related Person Transactions (the “Related Person Policy”). Pursuant to the terms of the Related Person Policy, we will enter into or ratify related person transactions only when the Audit Committee determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and our stockholders.

The Related Person Policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.

A “Related Person”, as defined in the Related Person Policy, means any person who is, or at any time since the beginning of the Company’s last year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The Related Person Policy also requires Audit Committee pre-approval of proposed charitable contributions, or pledges of charitable contributions, by the Company to a charitable or non-profit organization for which a Related Person is actively involved in fundraising or otherwise serves as a director, trustee or in a similar capacity.

Except as set forth below, since December 31, 2020, there have not been any related person transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ventas, Inc. (“Ventas”) holds a warrant (the “Warrant”) to purchase 16.3 million shares of our common stock at a price per share of $3.00, which is exercisable at Ventas’ option at any time and from time to time, in whole or in part, until December 31, 2025. We issued the Warrant to Ventas in connection with restructuring our lease arrangements with Ventas on July 26, 2020. Since Ventas has the right to acquire such shares of common stock within 60 days, Ventas is deemed to beneficially own more than 5% of our outstanding common stock under Exchange Act rules and is therefore a Related Person.

We have a long-standing community leasing relationship with Ventas, which is currently our largest lessor. Accordingly, we have several commercial agreements with Ventas that involve amounts greater than $120,000. With respect to the period beginning January 1, 2021, such agreements included the following.

•

We continued to lease 120 communities and perform ancillary obligations under the Amended and Restated Master Lease and Security Agreement dated July 26, 2020, as amended by Amendment No. 1 dated April 15, 2021 and Amendment No. 2 dated July 12, 2021 (the “Master Lease”). Under the Master Lease, for the year ended December 31, 2021, we paid $101.1 million of cash facility lease payments to Ventas, received $21.5 million of lessor reimbursements from Ventas for capital expenditure projects, and we reimbursed $1.1 million to Ventas for payment of real estate and gross receipts taxes on our behalf.

•

During the year ended December 31, 2021, we repaid without interest or penalty the $45.0 million promissory note issued to Ventas in connection with restructuring our lease arrangements with Ventas on July 26, 2020. During the year, we paid $3.2 million of interest on the note.

•

We continued to manage eight communities on behalf of Ventas pursuant to management agreements entered into during or prior to 2020, including five agreements entered into in connection with restructuring our lease arrangements with Ventas on July 26, 2020. The management agreements provide periodic management fee

62

Certain Relationships and Related Transactions

payments to us as a percentage of revenue and reimbursement for costs and expense related to such communities. During the year ended December 31, 2021, we received approximately $1.7 million of management fees and were reimbursed for approximately $27.6 million of costs and expenses pursuant to such management agreements.

•

Ventas and its permitted transferees are entitled to certain customary registration rights with respect to the Warrant pursuant to the Registration Rights Agreement dated as of July 26, 2020, including underwritten offering, piggyback, and additional demand registration rights with respect to the shares underlying the Warrant.

The Audit Committee has reviewed and approved or ratified the foregoing transactions, including the ongoing obligations thereunder.

2022 PROXY STATEMENT	63

Stock Ownership Information

Stock Ownership Table

The following table sets forth, as of April 27, 2022, the total number of shares of our common stock beneficially owned, and the percent so owned, by (1) each person known by us to beneficially own more than 5% of our common stock, (2) each of our directors and named executive officers and (3) all directors and executive officers as a group, based on 186,752,412 shares of our common stock outstanding as of that date (excluding restricted shares and RSUs). The number of shares indicated for Ventas, Inc. represents an outstanding warrant to acquire 16,300,000 shares of our common stock which had not been exercised as of April 27, 2022, and solely with respect to Ventas, Inc.’s percentage ownership assumes that the warrant had been exercised as of such date. Unless otherwise indicated, each of the beneficial owners listed has, to the Company’s knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address of each person named in the table is c/o Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027.

Name of Beneficial Owner	Number of Shares	Percentage

Executive Officers and Directors (1)

Lucinda M. Baier	606,150	*

Steven E. Swain	138,812	*

Kevin W. Bowman	25,652	*

Chad C. White	130,611	*

H. Todd Kaestner	138,971	*

Jordan R. Asher	74,402	*

Marcus E. Bromley	126,238	*

Frank M. Bumstead	351,291	*

Victoria L. Freed	68,285	*

Rita Johnson-Mills	99,136	*

Guy P. Sansone	68,285	*

Denise W. Warren	99,673	*

Lee S. Wielansky	152,405	*

All executive officers and directors as a group (15 persons)	2,275,997	1.2%

5% Stockholders

BlackRock, Inc. (2)	24,497,392	13.1%

The Vanguard Group (3)	17,422,757	9.3%

Camber Capital Management (4)	16,000,000	8.6%

Glenview Capital Management, LLC (5)	12,232,849	6.6%

Dimensional Fund Advisors LP (6)	10,225,686	5.5%

Ventas, Inc. (7)	16,300,000	8.0%

64

Stock Ownership Table

*	Less than 1%

(1)

Consists of shares of common stock held as of April 27, 2022 and the following number of vested RSUs, which were issued at the director’s election in lieu of a portion of quarterly cash compensation or the annual grant of immediately vested shares for service as a director: Mr. Bromley–65,272; Ms. Freed–26,522; Ms. Johnson-Mills–12,841; and Mr. Sansone–26,522. The reported amounts exclude the following number of restricted shares and RSUs outstanding as of April 27, 2022 (assuming target performance for performance-based restricted shares and RSUs): Ms. Baier–1,653,060; Mr. Swain–589,094; Mr. Bowman–187,898; Mr. White–202,157; Mr. Kaestner–141,764; and all current executive officers and directors as a group–2,945,386. Ms. Baier’s and Mr. White’s reported ownership includes unrestricted shares held in a joint account with her or his spouse.

(2)

Information regarding BlackRock, Inc. (“BlackRock”) is based solely on a Schedule 13G/A filed with the SEC on January 28, 2022 by BlackRock. BlackRock reported that it has sole voting power with respect to 24,126,548 shares and sole dispositive power with respect to 24,497,392 shares. The address of the principal business office of BlackRock is 55 East 52nd Street, New York, NY 10055.

(3)

Information regarding The Vanguard Group (“Vanguard”) is based solely on a Schedule 13G/A filed with the SEC on February 9, 2022 by Vanguard. Vanguard reported that it has shared voting power with respect to 150,565 shares, sole dispositive power with respect to 17,116,756 shares and shared dispositive power with respect to 306,001 shares. The address of the principal business office of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Information regarding Camber Capital Management LP (“Camber”) is based solely on a Schedule 13G/A filed with the SEC on February 14, 2022 by Camber and Stephen DuBois. Camber reported that it has shared voting and shared dispositive power with respect to the shares reported in the table. The address of the principal business office of Camber is 101 Huntington Avenue, Suite 2101, Boston, MA 02199.

(5)

Information regarding Glenview Capital Management, LLC (“Glenview”) is based solely on a Schedule 13G/A filed with the SEC on February 14, 2022 by Glenview and Larry Robbins. Glenview reported that it has shared voting power and shared dispositive power with respect to the shares reported in the table. The address of the principal business office of Glenview is 767 Fifth Avenue, 44th Floor, New York, NY 10153.

(6)

Information regarding Dimensional Fund Advisors LP (“Dimensional Fund”) is based solely on a Schedule 13G/A filed with the SEC on February 8, 2022 by Dimensional Fund. Dimensional Fund reported that it has sole voting power with respect to 9,953,904 shares and sole dispositive power with respect to 10,225,686 shares. The address of the principal business office of Dimensional Fund is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(7)

Information regarding Ventas, Inc. is based solely on a Schedule 13G filed with the SEC on August 5, 2020 by Ventas, Inc. relating to its outstanding warrant to purchase 16,300,000 shares of our common stock. Ventas, Inc. reported that it has sole voting power and dispositive power with respect to the shares reported in the table. The address of the principal business office of Ventas, Inc. is 353 N. Clark Street, Suite 3300, Chicago, IL 60654.

2022 PROXY STATEMENT	65

Additional Information

Stockholder Proposals for 2023 Annual Meeting

Proposals of stockholders (other than director nominations) intended to be included in our proxy statement and form of proxy for the 2023 Annual Meeting must be received by the Company no later than January 2, 2023 and must meet the requirements as to form and substance set forth in the rules and regulations of the SEC, including Rule 14a-8. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included. Such proposals must be delivered or mailed to the Company’s Secretary at the address noted below.

Director nominations of stockholders intended to be included in our proxy statement and form of proxy card for the 2023 Annual Meeting under the proxy access provisions of our Bylaws must be received at our principal executive offices no earlier than December 3, 2022 and no later than January 2, 2023 (i.e., not less than 120 days nor more than 150 days prior to the first anniversary of the date we commenced mailing of our definitive proxy statement for the 2022 Annual Meeting). If the 2023 Annual Meeting is called for a date that is not within 30 days before or after June 21, 2023 (i.e., the first anniversary of the 2022 Annual Meeting date), notice of such director nominations must be received at our principal executive offices no earlier than 150 days before the 2023 Annual Meeting and no later than the later of 120 days before the 2023 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2023 Annual Meeting is first made by us. Such nominations must be delivered or mailed to the Company’s Secretary at the address noted below.

Proposals and director nominations of stockholders intended to be considered at the 2023 Annual Meeting, other than by means of inclusion in our proxy statement and form of proxy card under Rule 14a-8 and our proxy access bylaws, must be received at our principal executive offices no earlier than February 21, 2023 and no later than the close of business on March 23, 2023 (i.e., not less than 90 days nor more than 120 days prior to the first anniversary of the date of the 2022 Annual Meeting). If the 2023 Annual Meeting is called for a date that is not within 25 days before or after June 21, 2023 (i.e., the first anniversary of the 2022 Annual Meeting date), the notice must be received at our principal executive offices no earlier than the close of business on the 90th day prior to the 2023 Annual Meeting and not later than the close of business on the later of the 60th day prior to the 2023 Annual Meeting or the tenth day following the day on which such notice of the date of the 2023 Annual Meeting is mailed or such public disclosure of the date of the 2023 Annual Meeting is made, whichever first occurs. Such proposals or nominations must be delivered or mailed to the Company’s Secretary at the address noted below.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 22, 2023.

Stockholders submitting proposals or nominations using the foregoing procedures should deliver or mail the proposal or nomination, and all supporting information required by Rule 14a-8 or our Bylaws, as applicable, to Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027, Attention: Secretary. Stockholders who wish to submit a proposal or nomination are encouraged to seek independent counsel about requirements under SEC rules and our Bylaws. We will not consider any proposal or nomination that is not timely or otherwise does not meet the applicable requirements of Rule 14a-8 or our Bylaws, and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with such requirements.

66

Solicitation Costs

Solicitation Costs

This proxy statement is sent on behalf of, and the proxies are being solicited by, the Board. We will bear all costs of the solicitation of proxies. In addition to solicitations by mail, our directors, officers, and regular employees, without additional remuneration, may solicit proxies in person or by telephone, email, or other electronic means. We will request brokers, banks, custodians, and other fiduciaries to forward proxy soliciting material to the beneficial owners of stock they hold of record. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. We reviewed copies of the forms received by us or written representations from certain reporting persons that they were not required to file these forms. Based solely on that review, we believe that during the fiscal year ended December 31, 2021, our officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them, with the exception of one Form 4 inadvertently filed late by each of George Hicks and Dawn Kussow, which reported on March 2, 2021 the conversion of certain performance-based restricted stock units previously granted to the reporting person into time-based restricted stock units on February 22, 2021.

Accessing our SEC Filings

We file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information can also be accessed through our website at www.brookdale.com/investor.

A copy of the Company’s 2021 Annual Report may be obtained, without charge, by any stockholder to whom this proxy statement is sent, upon written request to Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027, Attention: Secretary.

We may satisfy SEC rules regarding delivery of proxy materials, including our proxy statements and annual reports by delivering only one set of proxy materials to multiple stockholders that share the same address, unless we have received contrary instructions in writing, a process known as “householding.” Upon oral or written request, we will deliver promptly a separate copy of proxy materials to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If your shares are owned directly in your name with our transfer agent, American Stock Transfer & Trust Company, you may request a separate copy of the proxy materials for this Annual Meeting or for future meetings by notifying our Corporate Secretary at Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027, Attention: Secretary or (615) 221-2250. If you are a street name holder and wish to request a separate copy of the proxy materials, or you would like to receive only one copy of proxy materials in the future, you should contact your bank, broker or other nominee.

2022 PROXY STATEMENT	67

Appendix A: Reconciliations of Non-GAAP Financial Measures

Facility Operating Income

For purposes of the 2021 annual incentive plan, Facility Operating Income (FOI) was defined as our 2021 consolidated resident fee revenue less facility operating expense, excluding incremental direct COVID-19 expenses. As discussed above, FOI also excluded results of our former Health Care Services segment as a result of our closing the HCS Sale on July 1, 2021. The table below reconciles our Facility Operating Income from our net income (loss) for each of the two performance periods under the 2021 annual incentive plan.

	Six Months Ended June 30, 2021 ($ in 000s)	Six Months Ended December 31, 2021 ($ in 000s)

Facility Operating Income

Net income (loss)	$(191,907)	$92,543

Provision (benefit) for income taxes	(40)	(8,123)

Equity in (earnings) loss of unconsolidated ventures	(13,415)	3,021

Loss (gain) on debt modification and extinguishment, net	–	1,932

Loss (gain) on sale of assets, net	(1,033)	(287,802)

Other non-operating (income) loss	(4,592)	(1,311)

Interest expense	97,664	97,476

Interest income	(762)	(587)

Income (loss) from operations	(114,085)	(102,851)

Depreciation and amortization	167,482	170,131

Asset impairment	12,755	10,248

Loss (gain) on facility operating lease termination, net	–	(2,003)

Facility operating lease expense	88,282	86,076

General and administrative expense (including non-cash stock-based compensation expense)	102,343	82,573

Management fees	(13,564)	(7,034)

Other operating income	(12,043)	(325)

Pandemic-related expenses	37,078	10,625

Heath Care Services resident fee revenue	(174,164)	–

Heath Care Services facility operating expense, excluding pandemic-related expenses	169,258	–

Facility Operating Income	$263,342	$247,440

2022 PROXY STATEMENT	A-1

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/BKD Cast your vote online through 11:59 pm Eastern Time on June 20, 2022 Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-844-326-5741 Use any touch-tone telephone through 11:59 pm Eastern Time on June 20, 2022 Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Brookdale Senior Living Inc. Annual Meeting of Stockholders For Stockholders of record as of April 27, 2022 TIME: Tuesday, June 21, 2022 10:00 AM, Central Time PLACE: Brookdale Senior Living Inc. 111 Westwood Place, Brentwood, TN 37027 This proxy is being solicited on behalf of the Board of Directors The undersigned, revoking all prior proxies, hereby appoints Lucinda M. Baier and Chad C. White, and each or either of them, as proxy or proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Brookdale Senior Living Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful proxy or proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Brookdale Senior Living Inc. Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Directors FOR AGAINST ABSTAIN 1.01 Jordan R. Asher FOR 1.02 Lucinda M. Baier FOR 1.03 Marcus E. Bromley FOR 1.04 Frank M. Bumstead FOR 1.05 Victoria L. Freed FOR 1.06 Rita Johnson-Mills FOR 1.07 Guy P. Sansone FOR 1.08 Denise W. Warren FOR 1.09 Lee S. Wielansky FOR FOR AGAINST ABSTAIN 2. Advisory approval of named executive officer compensation FOR 3. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2022 FOR NOTE: In their discretion, the named proxies are authorized to vote upon such business as may properly come before the meeting or any adjournments or postponements thereof. Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date